As filed with the Securities and Exchange Commission on March 22, 1999
                                                 Registration No. 333-70233

      -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                      20549

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                                 Amendment No.1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                              31-0944462
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                               One New York Plaza
                                   14th Floor
                            New York, New York 10292
                                 (212) 809-6631

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               Felicia Smith, Esq.
                       Prudential Securities Incorporated
                                One Seaport Plaza
                            New York, New York 10292
                                 (212) 214-6324

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                               Al B. Sawyers, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/

     If delivery of the prospectus is executed to be made pursuant toRule 434, please check the following box./_/

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
  TITLE OF    AMOUNT TO BE     PROPOSED       PROPOSED          AMOUNT OF
 SECURITIES    REGISTERED      MAXIMUM         MAXIMUM        REGISTRATION
    BEING        (2)(3)        OFFERING       AGGREGATE            FEE
 REGISTERED(1)                 PRICE PER    OFFERING PRICE(4)
                               UNIT(4)
Trust          $1,000,000        100%        $1,000,000         $278.00
Certificates

-------------------------------------------------------------------------
(1)This registration statement also registers an indeterminate amount of Trust Certificates to be sold by Prudential Securities Incorporated in connection with market-making activity.

(2)In United States dollars or the equivalent thereof in one or more foreign or composite currencies.

(3)Plus such additional principal amount as may be necessary such that, if one or more classes of Trust Certificates are issued with original issue discount, the aggregate initial offering price of all Trust Certificates will equal $1,000,000.

(4) Estimated solely for the purpose of calculating the registration fee.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement includes a base prospectus and a form of prospectus supplement for offering series of trust certificates representing the entire beneficial interest in various trusts to be created from time to time, the assets of which will consist primarily of securities within one of the following categories: (1) a publicly issued debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities); (2) a publicly issued debt security or pool of such debt securities which represent obligations issued by or guaranteed by a foreign government, political subdivision or agency or instrumentality thereof; (3) a publicly issued obligation or obligations of one or more foreign private issuers; or
     (4) a publicly issued debt security or pool of such debt securities which represent obligations of the United States of America, any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, or a United States governmental sponsored organization created pursuant to a federal statute. The trust may also hold cash pending disbursement by the trustee and may have rights under credit support, swap or derivative instruments which rights will be described in the Prospectus Supplement. The base prospectus and form of prospectus supplement contain bracketed provisions appropriate for the various categories of trust assets;  each  set of  alternate  language,  when  combined  with  the base prospectus and form of prospectus supplement, constitutes a separate prospectus. Following such prospectus and prospectus supplement is an alternate cover page, page 2 and method of distribution section to be used when required by the Securities Act of 1933, as amended (the "Securities Act"), in connection with market-making transactions in the securities by affiliates of Prudential Securities Structured Assets, Inc. (the "Depositor"), where the issuer of the applicable trust assets is also an affiliate of the Depositor.

Prospectus Supplement
(To Prospectus dated [        ], [    ])

                                [$][         ]
                RECEIPTS ON CORPORATE SECURITIES, SERIES [ ]-[ ]

                                    Issued By

                 RECEIPTS ON CORPORATE SECURITIES TRUST [ ]-[ ]

                                   Evidencing

      FRACTIONAL INTERESTS IN [[TITLE(S) OF UNDERLYING SECURITIES] DUE [ ],
                                      [ ]]

                     [POOL OF [SPECIFY TYPE OF SECURITIES]]

--------------------------------------------------------------------------------
                 PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.,

                                    Depositor

----------------------------------------------
The Trust will  [IDENTIFY       [IDENTIFY
issue:          CLASS OF TRUST  CLASS OF
                CERTIFICATES]   TRUST
                                CERTIFICATES]

-----------------------------------------------
Initial
certificate
principal
balance/
notional amount

-----------------------------------------------
Trust
certificate
rate

-----------------------------------------------
Distribution
dates

-----------------------------------------------
Final
scheduled
distribution date

-----------------------------------------------

You should carefully consider the risk factors described on pages S-[ ] through S-[ ] in this prospectus supplement and on pages [ ] through [ ] in the prospectus.

The trust certificates represent interests in the trust only and do not represent an obligation of Prudential Structured Assets, Inc. ("PSSA") or any of its affiliates. The trust certificates do not represent a direct obligation of [the issuer[s] of the underlying securities] or any of [its] [their] affiliates. [The issuer[s] of the underlying securities [is] [are] not [an] affiliate[s] of the trust or PSSA and will not receive any proceeds from the sale of the trust certificates.]

This prospectus supplement may not be used to offer trust certificates unless it is accompanied by the related prospectus.

The trust certificates offered by this prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED THE TRUST CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The underwriter[s] named below ha[s][ve] agreed to purchase the trust certificates from PSSA at a price equal to [ ]% of their [certificate principal balance], subject to certain conditions. The underwriter[s] expect[s] to offer the trust certificates for sale from time to time in negotiated transactions or otherwise at prices determined at the time of sale. The underwriter['s] compensation will be the difference between the price [it] [they] pay[s] to PSSA for the trust certificates and the amount [it] [they] receive[s] from the sale of the trust certificates to the public. See "Method of Distribution" on Page S-[28].


                      [PRUDENTIAL SECURITIES INCORPORATED]

               The date of this prospectus supplement is [ ], [ ].

                         TABLE OF CONTENTS

SUMMARY OF TERMS..................................................4
RISK FACTORS......................................................8
THE TRUST........................................................12
DESCRIPTION OF THE UNDERLYING SECURITIES.........................12

      Terms of Underlying Securities.............................13
      Publicly Available Information.............................14

[DESCRIPTION OF THE CREDIT SUPPORT]..............................14
      [Reserve Account]..........................................14
      [Letter of Credit].........................................14
      [Surety Bond]..............................................15
      [Other Forms of Credit Enhancement]........................15

YIELD ON THE TRUST CERTIFICATES..................................16
DESCRIPTION OF THE TRUST CERTIFICATES............................16

      General....................................................16
      Definitive Certificates....................................17
      Collections and Distributions..............................17
      [Advances].................................................19
      Allocation of Losses; Subordination........................19
      Exchange of Trust Certificates for Underlying Securities...20 Distributions on Payment Default or Acceleration of the
      Underlying Securities......................................21
      Distributions on Redemption or Advancement of Maturity
      of the Underlying Securities...............................21
      Distributions on Termination of Exchange Act Reporting.....21
      [Restriction on Transfer of the [     ] Class
      Certificates]..............................................22

DESCRIPTION OF THE TRUST AGREEMENT...............................22
      General....................................................22
      The Trustee................................................22
      Actions by Trust Certificateholders........................22
      Voting Rights..............................................23
      Voting of Underlying Securities; Modification of
      Underlying Securities Agreements...........................23
      Termination of the Trust...................................24


LEGAL ASPECTS OF THE TRUST ASSETS................................24

THE DEPOSITOR....................................................24
YEAR 2000........................................................25
FEDERAL INCOME TAX CONSEQUENCES..................................26
ERISA CONSIDERATIONS.............................................26
METHOD OF DISTRIBUTION...........................................27
LEGAL OPINIONS...................................................28
RATINGS..........................................................29
INDEX OF TERMS...................................................30
ANNEX A..........................................................31


      Interest Payments..........................................32
      Principal Payments.........................................33
      [Redemption or Conversion Features]........................33
      [Security for Underlying Securities].......................33
      [Allocation of Collections or Revenues]....................33
      [Underlying Securities Events of Default][Early
      Amortization Events].......................................33

                                SUMMARY OF TERMS

      The following summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the trust certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

                      THE TRUST CERTIFICATES

The trust will issue the following [ ] classes of trust certificates:

--    [IDENTIFY RESIDUAL CLASS, IF ANY]

--    [IDENTIFY AMORTIZING CLASS, IF ANY]

--    [IDENTIFY OTHER CLASSES]


Each trust certificate will represent a fractional undivided interest in the assets of the trust. The assets of the trust will consist of the underlying securities [, credit support and other assets] described under the heading[s] "Description of the Underlying Securities" [and "Description of the Credit Support"].



SOURCE OF PAYMENTS ON CERTIFICATES. The trustee will periodically distribute the amounts which it receives from the underlying securities and other trust assets (after payment of the expenses of the trust) to the holders of the various classes of trust certificates, in the manner and priority described in this prospectus supplement. If the trust experiences losses on the underlying securities or other trust assets, the losses will be borne by the different classes of trust certificates as described in this prospectus supplement. You will receive payment on your trust certificates only if the trustee receives the corresponding payments due on the underlying securities or other trust assets. If the underlying securities or other trust assets are insufficient to make payments on the trust certificates, you will not receive full payment of your trust certificates. NONE OF PSSA OR THE TRUSTEE OR ANY OF THEIR AFFILIATES HAS ANY OBLIGATION TO MAKE PAYMENTS ON THE TRUST CERTIFICATES IF THE UNDERLYING SECURITIES AND OTHER TRUST ASSETS ARE INSUFFICIENT TO MAKE SUCH PAYMENTS.




The trust certificates will be prepaid prior to their final scheduled distribution date if the underlying securities are redeemed or the maturity of the underlying securities is advanced as a result OF [SPECIFY REDEMPTION OR ADVANCEMENT-OF-MATURITY EVENTS]. In addition, if [SPECIFY DISTRIBUTION EVENTS], certificateholders will receive an in-kind distribution of the underlying securities and the trust certificates will be cancelled.

[SPECIFY TERMS OF CERTIFICATES BY
CLASS IN THE FOLLOWING MANNER]

[RESIDUAL CLASS CERTIFICATES]. [The residual class certificates will have an initial certificate principal balance of [$][ ] and a final scheduled distribution date of [ ], [ ]. Owners of the residual class certificates will not receive any cash distributions unless the underlying securities are redeemed prior to maturity. If you own a residual class certificate which remains outstanding on the final scheduled distribution date, your trust certificate will automatically be exchanged for an equivalent principal amount of the underlying securities on such date. This exchange will occur without any action on your part.]

[AMORTIZING CLASS CERTIFICATES]. [The amortizing class certificates will have an initial certificate principal balance of [$][ ] and a final scheduled distribution date of [ ], [ ]. Owners of the amortizing class certificates will receive semiannual fixed payments on the [ ] day of each [ ] and [ ] , beginning on [ ], [ ] and ending on [ ], [ ], if the trustee has received the corresponding scheduled interest payment on the underlying securities. Each fixed payment will be equal to [ ] days' of interest on the principal balance of the amortizing class certificates, calculated at a rate of [ ]% per annum and on the basis of a year of [ ] days.

However, you will not receive some or all of this fixed payment if the trustee does not receive the full amount of the corresponding scheduled interest payment on the underlying securities. If any distribution date is not a business day, then payment will be made on the next business day.

Owners of the amortizing class certificates have no right to principal payments on the underlying securities unless the underlying securities are redeemed. [DESCRIBE FEATURES OF OTHER CLASSES OF TRUST CERTIFICATES (E.G., INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT, FINAL SCHEDULED DISTRIBUTION DATE, DISTRIBUTION DATES AND AMOUNTS)]

                            THE UNDERLYING SECURITIES

The underlying securities will consist of [SELECT APPROPRIATE DESCRIPTION]

-- a publicly issued fixed income debt security or asset backed security or pool of debt securities or asset backed securities issued by one or more:

   -    corporations,

   -    banking institutions,

   -    insurance companies or

   - special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities)

organized under the laws of the United States of America or any state, the District of Columbia or the Commonwealth of Puerto Rico which are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC or (for certain banking institutions) with the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision, as applicable, a publicly issued fixed income debt security or pool of debt securities issued by one or more foreign non-governmental issuers which are subject to the reporting requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC, a publicly issued fixed income debt security or a pool of debt securities which represent obligations of the United States of America, or obligations of any agency thereof guaranteed by the full faith and credit of the United States of America or obligations of a United States government sponsored enterprise created under federal law, or a publicly issued fixed income debt security or pool of debt securities issued by a foreign government, political subdivision or agency or instrumentality thereof.]

[USE THE FOLLOWING DESCRIPTIVE FORMAT OR, IF THE TRUST CONSISTS OF A POOL OF SECURITIES, REFER TO THE TABULAR INFORMATION CONTAINED ELSEWHERE IN THE PROSPECTUS SUPPLEMENT.]

[[Name of Issuer] issued the underlying securities as part of a public offering of $[ ] aggregate principal amount of securities on [ ], [ ]. PSSA will acquire the securities [in the secondary market] and will deposit them into the trust for the benefit of the certificateholders. The underlying securities are denominated in [ ] and bear interest at the rate of [ ]% per annum, payable [semiannually on each [ ] and [ ]]. The underlying securities mature on [ ], [ ]. [DESCRIBE WHETHER UNDERLYING SECURITIES ARE SENIOR OR SUBORDINATE, SECURED OR UNSECURED].]

REDEMPTION OR ADVANCEMENT OF MATURITY
OF THE UNDERLYING SECURITIES. The issuer of the underlying securities may redeem the underlying securities prior to their final maturity date or advance their final maturity date if:

[SPECIFY REDEMPTION OR ADVANCEMENT-OF-MATURITY EVENTS].

The trustee will distribute the amounts received as a result of any redemption of the underlying securities to the owners of the trust certificates as follows:
[SPECIFY ALLOCATION METHOD]. If the underlying securities issuer advances the maturity of the underlying securities, the trustee will sell the underlying securities and allocate the resulting sale proceeds to the owners of the trust certificates as follows: [SPECIFY ALLOCATION method]. See "The Trust Certificates-Distributions on Redemption or Advance of Maturity of the Underlying Securities" in this prospectus supplement.

PAYMENT DEFAULT OR ACCELERATION OF THE UNDERLYING SECURITIES. If (1) the underlying securities issuer defaults in the payment of principal or interest on the underlying securities or (2) the payment of the underlying securities is accelerated as the result of any other default under the agreements governing the underlying securities, then the trustee will [distribute the underlying securities to the owners of the trust certificates in-kind] [sell the underlying securities and distribute the sale proceeds to the certificateholders] [SPECIFY OTHER ACTION]. The trustee will distribute [the underlying securities] [sale proceeds] as follows: [SPECIFY ALLOCATION METHOD].


In-Kind Distribution of UNDERLYING SECURITIES by Trustee. The Trustee will distribute the underlying securities to the owners of the trust certificates in-kind if:

[an] underlying securities issuer ceases to provide periodic reports and other information to the SEC as required by federal securities law, the underlying securities issuer defaults in the payment of principal or interest on the underlying securities, or the payment of the underlying securities is accelerated as the result of a default under the agreements governing the underlying securities.

The distribution in-kind will be made as follows: [SPECIFY ALLOCATION METHOD]


                               OTHER TRUST ASSETS

[DESCRIBE ANY OTHER TRUST ASSETS, INCLUDING ANY CREDIT SUPPORT, SWAPS OR DERIVATIVE INSTRUMENTS]

                        CERTIFICATEHOLDER EXCHANGE RIGHT


On any scheduled distribution date on or after [ ], [ ], any holder of both amortizing class certificates and residual class certificates will have the right to exchange trust certificates representing an identical percentage (but not less than 10%) of the aggregate certificate balance of all certificates of each class for an equivalent percentage of the underlying securities in the trust.


                            TERMINATION OF THE TRUST

The trust will terminate upon the occurrence of any of the following events:.

[SPECIFY TERMINATION EVENTS]

                                  DENOMINATIONS

You may purchase trust certificates in denominations of [$][ ] and integral multiples of [$][ ] in excess of [$][ ].

                               SPECIFIED CURRENCY

The trust certificates will be denominated and payable in [SPECIFY U.S., FOREIGN OR COMPOSITE CURRENCY (SUCH AS ECU)].

                          [BOOK-ENTRY] FORM OF SECURITY

The trust certificates will be issued in book-entry form through the facilities of The Depository Trust Company, New York, New York. You will not receive definitive securities representing your investment in the trust certificates, except in limited circumstances described in the accompanying prospectus.

                                   THE TRUSTEE

The Chase Manhattan Bank will serve as trustee and administer the trust. The trustee's fees will be payable from the trust assets prior to the trust certificates.

                                  THE DEPOSITOR

Prudential Securities Structured Assets, Inc. ("PSSA") is a Delaware corporation and a wholly-owned limited-purpose subsidiary of Prudential Securities Group, Inc. PSSA will acquire the underlying securities and deposit them into the trust. The trust certificates do not constitute an obligation of PSSA or any of its affiliates.

                               FEDERAL TAX STATUS

Special counsel to PSSA is of the opinion that under existing law the trust will be a grantor trust or a partnership for federal income tax purposes. In general, your trust certificate will be treated as a synthetic debt instrument issued on the date it is acquired by you. You will be subject to the original issue discount rules of federal income tax law. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                              ERISA CONSIDERATIONS

Subject to important  considerations  described under "ERISA  Considerations" in this prospectus supplement, the [IDENTIFY PARTICULAR CLASSES OF TRUST CERTIFICATES] are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. For reasons described under "ERISA Considerations" in this prospectus supplement, the [IDENTIFY OTHER CLASSES OF TRUST CERTIFICATES] are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

                                     RATINGS

The trust certificates offered by this prospectus supplement will initially be rated [ ] by [ ]. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

      You should consider the following material risk factors (and any other risk factors identified in the prospectus) in deciding whether to purchase trust certificates.


THE TRUST IS A SPECIAL PURPOSE TRUST AND HAS NO ASSETS OTHER THAN THE UNDERLYING SECURITIES [AND THE CREDIT SUPPORT] TO PAY THE TRUST CERTIFICATES: The trust has no significant assets other than the underlying securities [and other assets or credit support identified in this prospectus supplement]. No other assets are available to pay your trust certificates. Consequently, if the underlying securities and assets that are in the trust are insufficient to pay your trust certificates, you may experience a loss on your investment. None of PSSA, the trustee or any of their affiliates is obligated to pay your trust certificates if the trust assets are insufficient. Accordingly, you are strongly encouraged to obtain as much information concerning the underlying securities as you would if you were investing directly in the underlying securities. This prospectus supplement contains material information concerning the underlying securities in Annex A and refers to publicly available information about the Underlying
Securities. For guidance on how to obtain additional information about the underlying securities, please see "Description of the Underlying Securities - Publicly Available Information" in this prospectus supplement.


A SECONDARY MARKET FOR YOUR TRUST CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES: The underwriter[s] may assist in resales of the trust certificates but they are not obligated to do so. A secondary market for the trust certificates may not develop. If a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your trust certificates and you may experience a loss on your investment.


THE TRUST WILL NOT ACTIVELY  MANAGE THE  UNDERLYING  SECURITIES TO AVOID LOSSES:
The trust will not dispose of any underlying security except when required by the trust agreement. If adverse financial conditions arise, the trust will continue to hold the underlying securities regardless of whether losses could be reduced by selling or disposing of the securities. On the other hand, if a default or acceleration of the underlying securities occurs, the trustee will be required to sell or distribute the underlying securities even if market conditions are unfavorable at the time. See "Description of the Trust Certificates-Distributions on Payment Default or Acceleration of the Underlying Securities". The trustee will have no discretion to do otherwise. If the trustee sells the underlying securities, you may experience greater losses than might occur if the trust continued to hold the securities.



THERE ARE NO EVENTS OF DEFAULT UNDER THE TRUST AGREEMENT: The trust agreement does not provide for any events of default. Payments on your trust certificates will not be accelerated even if a covenant under the trust agreement has been breached, unless an event of default has also occurred with respect to the underlying securities and the payments on the underlying securities have been accelerated. Consequently, your ability to enforce covenants of the underlying securities issuer and the trustee for the underlying securities contained in the trust agreement may be limited.


THE MARKET VALUE OF YOUR TRUST CERTIFICATES MAY DECLINE DUE TO INTEREST RATE AND MARKET RISKS: As with other fixed-income investments, the market price of your trust certificates will vary inversely with prevailing interest rates at the time of sale. All else being equal, when interest rates rise, the market price of your trust certificates will fall; when interest rates fall, the market price of your trust certificates will rise. In addition, the price at which you may be able to sell your trust certificates will depend on the supply of and demand for fixed-income investments similar to the trust certificates at the time you sell your trust certificates. Inflationary factors may also erode potential buyers' purchasing power. Consequently, if you sell you trust certificates prior to maturity, you may experience a substantial loss on your investment.


[THE UNDERLYING SECURITIES ARE SUBORDINATE TO OTHER OBLIGATIONS OF THE UNDERLYING SECURITIES ISSUER]: [If the underlying securities issuer experiences financial difficulties, the trust (and consequently your trust certificates) may be paid only after holders of senior obligations of the underlying securities issuer.] [The underlying securities issuer has an unlimited ability to issue obligations which are effectively senior to the underlying securities.]

YOUR EXPECTED INVESTMENT YIELD MAY BE REDUCED BY A REDEMPTION, DEFAULT OR ACCELERATION OF THE UNDERLYING SECURITIES THUS CREATING REINVESTMENT RISK: The yield which you realize on your investment in the trust certificates may depend on a number of factors including the  purchase  price of your  trust  certificates,

               the degree to which the timing of payments on your trust certificates is sensitive to the timing of payments on the underlying securities, and whether the maturity of your trust certificates is shortened as a result of a redemption, default or acceleration of the underlying securities.

               [IDENTIFY OTHER FACTORS WHICH MAY AFFECT YIELD ON THE TRUST CERTIFICATES]

Neither PSSA nor the trustee can predict if or when a redemption, default or acceleration of the underlying securities will occur. If the trust certificates are prepaid or the trustee distributes the underlying securities in-kind to the certificateholders, your investment in the trust certificates and the underlying securities will have a shorter average maturity. If the trust certificates are prepaid when prevailing market interest rates are lower than the yield on your trust certificates, you may be unable to realize a comparable yield when you reinvest the funds which you receive from the prepayment of your trust certificates.


[YOUR INVESTMENT IS SUBJECT TO THE POTENTIAL INSTABILITY OF ANY INVESTMENT IN A FOREIGN COUNTRY]: [Because your trust certificates represent an investment in obligations of foreign [corporations] [governments], you should consider political, economic, social and other risks which are not typically associated with an investment in securities of United States issuer. Such risks include, but are not limited to:


     -- future political and economic developments abroad, including the risk that policies of political leaders and government authorities could lead to high inflation levels and devaluation of the local currency, imposition of foreign exchange controls to prevent free movement of the local currency, and nationalization of industry which could make it more difficult (if not impossible) for the underlying securities issuer to meet its debt obligations,

     -- the repudiation by the underlying securities issuer of its foreign debts,

     -- the imposition of a moratorium on payment or the rescheduling of foreign debts,

     -- the levying of any withholding tax or confiscatory taxation scheme,

     -- exchange rate fluctuations, and the risk that the underlying securities issuer or applicable foreign country may not have sufficient U.S. dollar reserves necessary to convert local currency to U.S. dollars in order to pay principal, interest or other amounts due with respect to your trust certificates,

     -- political or social instability abroad or diplomatic developments, and

     -- the imposition of various additional governmental laws or restrictions.

     THERE ARE SPECIAL RISKS ASSOCIATED WITH ANY INVESTMENT IN SECURITIES OF FOREIGN ISSUERS AND SECURITIES DENOMINATED AND/OR PAYABLE IN FOREIGN OR COMPOSITE CURRENCIES. YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN FINANCIAL, TAX AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES WHICH ARE ISSUED BY A FOREIGN GOVERNMENT OR COMPANY AND/OR DENOMINATED AND/OR PAYABLE IN A FOREIGN OR COMPOSITE CURRENCY. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT IF YOU ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN OR COMPOSITE CURRENCY TRANSACTIONS.


[ENFORCEMENT OF OBLIGATIONS IN FOREIGN JURISDICTIONS MAY BE MORE DIFFICULT THAN ENFORCEMENT IN THE UNITED STATES] [The underlying securities consist of debt securities issued by companies incorporated or organized under the laws of a foreign country (i.e., foreign issuers). Some or all of the officers, directors and controlling persons of these foreign issuers may be residents of a foreign country. In addition, some or all of the assets of the foreign country. In addition, some or all of the assets of the foreign issuers may be located outside of the United States. As a result, it may be difficult for the trust to pursue lawsuits or obtain or enforce legal judgments against such issuers in the United States.]

[The underlying securities will include obligations or guarantees of: (a) foreign governments, (b) foreign political subdivisions, or (c) agencies and instrumentalities of foreign governments or political subdivisions. Because of the foreign status of the underlying securities issuers or guarantors, the trust may have difficulty obtaining or enforcing legal judgments against them. Generally, unless a foreign government waives its immunity or a court determines that the foreign government is not entitled to immunity, the trust will not be able to obtain a United States judgment against it. Even if the trust were able to obtain such a judgment against a foreign government, the foreign government may not have substantial assets which could be levied upon in the United States. Moreover, the trust may be unable to obtain recognition and enforcement of the United States judgment in the issuer's country.]



[THE FOREIGN ISSUERS D0 NOT PREPARE REPORTS IN ACCORDANCE WITH U.S. GENERALLY APPLIED ACCOUNTING PRINCIPLES: [While a foreign issuer may make certain information available by filing periodic reports and other information with the SEC, this information (including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.]


THE RATINGS OF YOUR TRUST CERTIFICATES ARE SUBJECT TO CHANGE; A RATING DOWNGRADE MAY RESULT IN REDUCTION IN THE VALUE OF YOUR CERTIFICATES: At the time of issuance, your trust certificates will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "rating agency"). Securities ratings do not address the market price of the trust certificates or their suitability for a particular investor. You should not construe any rating as a recommendation to buy, hold or sell the trust certificates. Moreover, a rating agency may revise or withdraw its rating of your trust certificates at any time. The revision or withdrawal of a rating may have an adverse effect on the market price or liquidity of your trust certificates. See "Ratings" in this prospectus supplement.


[THE MARKET VALUE OF YOUR TRUST CERTIFICATES WILL NOT BE AVAILABLE ON AN EXCHANGE OR QUOTATION SYSTEM]: [Your trust certificates are not required or expected to be listed on any securities exchange or quoted on any automated quotation system of a registered securities association. As a result, your ability to determine a market price for your trust certificates or to resell your trust certificates may be limited.]

[ADDITIONAL RISK FACTORS APPLICABLE TO FOREIGN ISSUERS] [Include additional risk factors as necessary to address risks specific to the foreign jurisidiction involved.]

                                    THE TRUST


     The trust (the "Trust") will be formed under the laws of the [State of New York] [identify other jurisdiction] pursuant to the Base Trust Agreement, dated as of [ ], [ ] (the "Base Trust Agreement"), by and between Prudential Securities Structured Assets, Inc. (the "Depositor" or "PSSA") and The Chase Manhattan Bank, as trustee (the "Trustee"), and the Series [ ]-[ ] Supplement dated as of [ ], [ ] (the "Series Supplement" and together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit [IDENTIFY UNDERLYING SECURITIES] (the "Underlying Securities") into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and on or about [ ], [ ] (the "Closing Date") will deliver certificates evidencing fractional undivided interests in the trust (the "Trust Certificates" or "Certificates") to or upon the order of the Depositor.


      [The  Underlying  Securities were purchased in the secondary  market.  The
Underlying Securities were not acquired from the issuer[s] of the Underlying Securities (the "Underlying Securities Issuer[s]") as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer[s].] The Underlying Securities Issuer[s] [is/are] not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Trust Certificates.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      The aggregate principal amount of the Underlying Securities is [$][ ]. The principal economic terms of the Underlying Securities are set forth [below/in Annex A hereto which is hereby incorporated herein by reference]. The information in this prospectus supplement (this "Prospectus Supplement") under this caption [and in Annex A] is derived solely from the offering document(s) prepared for the Underlying Securities by the [respective] Underlying Securities Issuer[s] (the "Underlying Securities Prospectus[es]"). Prospective investors in the Trust Certificates may wish to read this Prospectus Supplement and the accompanying prospectus (the "Prospectus") in conjunction with the Underlying Securities Prospectus[es]. This Prospectus Supplement sets forth material terms of the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer[s]. This Prospectus Supplement relates only to the Trust Certificates offered hereby and is not an offering document for the Underlying Securities.

      [The Underlying Securities Issuer[s] [is/are] subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, accordingly, are required to file periodic reports and other information with the Securities and Exchange Commission (the "SEC").] For information on how to obtain such information and reports, please see "-Publicly Available Information" below.

      THE ABILITY OF OWNERS OF THE TRUST CERTIFICATES TO RECEIVE DISTRIBUTIONS WILL DEPEND ON THE TRUST'S RECEIPT OF DISTRIBUTIONS ON THE UNDERLYING SECURITIES. CONSEQUENTLY, POTENTIAL INVESTORS IN THE TRUST CERTIFICATES SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE UNDERLYING SECURITIES AND THE UNDERLYING SECURITIES ISSUER[S] AS ONE WOULD OBTAIN AND EVALUATE IF INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN OTHER SECURITIES ISSUED BY THE UNDERLYING SECURITIES ISSUER[S].

      None of the Depositor, the Trustee or the Underwriter[s], or any of their affiliates, have participated in the preparation of (i) any Underlying Securities Prospectus or (ii) any other document, report or other information filed by the Underlying Securities Issuer[s] with the SEC or otherwise made available by the Underlying Securities Issuers to the public or potential investors in the Trust Certificates. None of the Depositor, the Trustee or the Underwriter[s], or any of their affiliates, has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be materially different. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer[s] have not occurred, which have not yet been publicly disclosed, which would affect the accuracy of completeness of the Underlying Securities Prospectus[es] or any other publicly available documents described above.

      The issuance of the Trust Certificates should not be construed as an endorsement by the Depositor, the Trustee or the Underwriter[s], or any of their affiliates, of the financial condition or business prospects of the Underlying Securities Issuer[s].

TERMS OF UNDERLYING SECURITIES

[USE THE FOLLOWING TABLE IF THE UNDERLYING SECURITIES CONSIST OF A SINGLE SECURITY]

      The following table sets forth certain terms of the Underlying Securities as derived from the Underlying Securities Prospectus.

     --------------------------------------------------------
     Issuer:

     Title:

     Dated Date:

     Issue Date:

     Stated Maturity Date:

     Original Principal Amount

     Issued:

     Principal Amount Deposited
     into the Trust:

     Stated Interest Rate:

     Interest Payment Dates:

     Priority of

     Payment/Collateral:

     Denominations; Specified Currency:

     Method of Payment:

     CUSIP Numbers:

     Trustee:

     [Other:]

     --------------------------------------------------------

[USE THE FOLLOWING LANGUAGE WHERE THE UNDERLYING SECURITIES CONSIST OF A POOL OF SECURITIES]

      Certain terms of the Underlying Securities as derived from the Underlying Securities Prospectuses are set forth in Annex A hereto.

PUBLICLY AVAILABLE INFORMATION

      The following information concerning the Underlying Securities Issuer[s] has been obtained from the [applicable] Underlying Securities Prospectus[es]:

      [INSERT DESCRIPTIVE PARAGRAPH[S] FROM UNDERLYING SECURITIES PROSPECTUS[ES] IDENTIFYING THE PRINCIPAL EXECUTIVE OFFICE[S] OF THE UNDERLYING SECURITIES ISSUER[S] AND PROVIDING CONTACT INFORMATION THEREFOR.]

      Information concerning the Underlying Securities Issuer[s] may also be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the SEC's Public Reference Room may be obtained by telephone at (800) 732-0330. Information concerning the Underlying Securities Issuer[s] can also be inspected at the SEC's public reference facilities at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. [In addition, reports and other information concerning [SPECIFY UNDERLYING SECURITIES ISSUER[S]] may be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.]

                       [DESCRIPTION OF THE CREDIT SUPPORT]

      [The holders of [IDENTIFY APPLICABLE CLASSES] will have the benefit of credit support (the "Credit Support") which will be obtained [and constitute part of the Trust as described below] to support or insure the [timely] [ultimate] distribution of amounts due with respect to the Trust Certificates, in the form and amount described below.]

[RESERVE ACCOUNT]

      [On the Closing Date, the Depositor will deposit in the Trust, to be held in a reserve account (the "Reserve Account"), cash, letters of credit and/or short-term investments acceptable to the Rating Agency initially rating the Trust Certificates in the amount of [$] [ ]. [In addition, collections with respect to the Underlying Securities or other trust assets (the "Trust Assets") which are not distributed to the holders of the Trust Certificates shall be deposited in the Reserve Account.] Amounts so deposited in the Reserve Account will be used to make payments of principal of and premium (if any) and interest on the Certificates, as the same become due, to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [SPECIFY RESERVE ACCOUNT REQUIREMENT] [may be paid to the Depositor.]

[LETTER OF CREDIT]

      [Simultaneously with its deposit of the Underlying Securities into the Trust, the Depositor will obtain a letter of credit in favor of the Trustee (the "Letter of Credit") from [ ] (the "Letter of Credit Bank"). The Letter of Credit will be irrevocable and will support the [timely] [ultimate] remittance of amounts due with respect to the [SPECIFY CLASSES] Trust Certificates. [The maximum amount that may be drawn under the Letter of Credit will initially be equal to [$] [ ]. Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) [ ]% of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] [ ], and (ii) the amount of the Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Underlying Securities] [DESCRIBE OTHER METHODS]. The Letter of Credit expires on [ ], [ ]. The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Underlying Securities and other Trust Assets and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

      [ADD LANGUAGE REGARDING THE LETTER OF CREDIT BANK WITH RESPECT TO ITS DEBT RATINGS, ACTIVITIES IN WHICH IT ENGAGES, REGULATORY AUTHORITIES HAVING JURISDICTION OVER IT AND THE NATURE OF SUCH REGULATION, A NARRATIVE DESCRIPTION OF ITS ASSETS, LIABILITIES (INCLUDING DEPOSITS) AND EQUITY, AND INCLUDE AN ADDRESS FOR FURTHER INFORMATION CONCERNING THE LETTER OF CREDIT BANK. IN ADDITION, TO THE EXTENT THAT THE LETTER OF CREDIT WILL COVER PAYMENT OF 20% OR MORE OF THE CASHFLOW TO THE APPLICABLE SERIES OF TRUST CERTIFICATES, PROVIDE (OR INCORPORATE BY REFERENCE) THE AUDITED FINANCIAL STATEMENTS OF THE LETTER OF CREDIT BANK. TO THE EXTENT THAT THE LETTER OF CREDIT WILL COVER PAYMENT OF BETWEEN 10 AND 20% OF THE CASHFLOW TO THE APPLICABLE SERIES, PROVIDE (OR INCORPORATE BY REFERENCE) SUMMARIZED FINANCIAL INFORMATION WITH RESPECT TO THE LETTER OF CREDIT BANK.]

[SURETY BOND]

      [Simultaneously with its deposit of the Underlying Securities into the Trust, the Depositor will obtain a surety bond in favor of the Trustee (the "Surety Bond") from [ ] (the "Surety"). The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [SPECIFY CLASSES] Trust Certificates. The Surety Bond expires on [ ], [ ]. The Trustee will be obligated, in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Underlying Securities and other Trust Assets and other collateral, and any realization thereon shall be paid to the Surety to the extent of any amounts owing, in the manner and priority specified herein.]

      [ADD LANGUAGE REGARDING THE ISSUER OF THE SURETY BOND WITH RESPECT TO ITS DEBT RATINGS, ACTIVITIES IN WHICH IT ENGAGES, REGULATORY AUTHORITIES HAVING JURISDICTION OVER IT AND THE NATURE OF SUCH REGULATION, A NARRATIVE DESCRIPTION OF ITS ASSETS, LIABILITIES (INCLUDING DEPOSITS) AND EQUITY, AND INCLUDE AND ADDRESS FOR FURTHER INFORMATION CONCERNING THE SURETY. IN ADDITION, TO THE EXTENT THAT THE SURETY BOND WILL COVER PAYMENT OF 20% OR MORE OF THE CASHFLOW TO THE APPLICABLE SERIES OF TRUST CERTIFICATES, PROVIDE (OR INCORPORATE BY REFERENCE) THE AUDITED FINANCIAL STATEMENTS OF THE SURETY. TO THE EXTENT THAT THE SURETY BOND WILL COVER PAYMENT OF BETWEEN 10 AND 20% OF THE CASHFLOW TO THE APPLICABLE SERIES, PROVIDE (OR INCORPORATE BY REFERENCE) SUMMARIZED FINANCIAL INFORMATION WITH RESPECT TO THE SURETY.]

[OTHER FORMS OF CREDIT ENHANCEMENT]

      [DESCRIBE THE MATERIAL TERMS OF ANY OTHER FORM OF CREDIT ENHANCEMENT WHICH IS INCLUDED IN THE TRUST, INCLUDING ANY INTEREST RATE, CURRENCY, SECURITIES, COMMODITY OR CREDIT SWAPS, CAPS, FLOORS, COLLARS OR OPTIONS, AND IDENTIFY EACH COUNTERPARTY THERETO. TO THE EXTENT THE CREDIT EXPOSURE PURSUANT TO SUCH CREDIT ENHANCEMENT WILL EQUAL OR EXCEED 20% OF THE CASHFLOW TO THE APPLICABLE SERIES, PROVIDE (OR INCORPORATE BY REFERENCE) THE AUDITED FINANCIAL STATEMENTS OF THE APPLICABLE COUNTERPARTY. TO THE EXTENT THAT SUCH EXPOSURE IS BETWEEN 10 AND 20% OF CASHFLOW TO THE APPLICABLE SERIES, PROVIDE (OR INCORPORATE BY REFERENCE) SUMMARIZED FINANCIAL INFORMATION WITH RESPECT TO THE COUNTERPARTY.]

                         YIELD ON THE TRUST CERTIFICATES

      [DESCRIBE FACTORS RELATING TO THE TRUST ASSETS, THE TERMS THEREOF AND THE MANNER AND PRIORITY IN WHICH COLLECTIONS THEREON ARE PAID OR ALLOCATED TO EACH CLASS OF THE TRUST CERTIFICATES THAT MAY AFFECT THE YIELD ON THE TRUST CERTIFICATES.] See "Maturity and Yield Considerations" in the Prospectus.

                      DESCRIPTION OF THE TRUST CERTIFICATES

GENERAL

      The Trust Certificates will consist of [ ] classes of Certificates (each, a "Class"), designated as [ ] Class Certificates, [ ] Class Certificates and [ ] Class Certificates. The Trust Certificates will be denominated and distributions with respect thereto will be payable in [ ] (the "Specified Currency"). The Trust Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The [ ] Class Certificates have in the aggregate an initial Certificate Principal Balance of [$] [ ] (approximate) and a [ %] [Variable] Trust Certificate Rate. The [ ] Class Certificates have in the aggregate an initial Certificate Principal Balance of [$] [ ] (approximate) and a [ %] [Variable] Trust Certificate Rate. The [ ] Class Certificates have in the aggregate an initial Certificate Principal Balance of [$] [ ] (approximate) and a [ %] [Variable] Trust Certificate Rate. [The [ ] Class Certificates, which are not being offered hereby, will be transferred by the Depositor to an affiliate on the Closing Date, and may be sold at any time by the Depositor in accordance with the terms of the Trust Agreement.]

      [REVISE THE FOLLOWING DESCRIPTION TO REFLECT THE SPECIFIC CHARACTERISTICS OF EACH CLASS.] Payments received on the Underlying Securities will be distributed to the holders of the Trust Certificates on each [ ] and [ ], commencing [ ], [ ] (each, a "Distribution Date"). The final scheduled
Distribution Date for the Underlying Securities (the "Final Scheduled Distribution Date") is [ ], [ ].

      The Trust Certificates [other than the [ ] Class Certificates [AND SPECIFY OTHERS] (the "Definitive Classes")] will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, New York, New York ("DTC") and its participants ("DTC Participants") in minimum denominations of [$][ ] and [integral multiplies thereof] [multiplies of [$][ ] in excess thereof]. [The [ ] Class Certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Certificate Principal Balance of [$][ ] and integral multiples thereof, except that one Trust Certificate of each such class may be issued with an initial Certificate Principal Balance equal to an integral multiple of [$][ ] plus the excess of the initial aggregate Certificate Principal Balance of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Certificate Principal Balance.]

      The Trust Certificates [(other than the Definitive Classes of Trust Certificates)] will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No beneficial owner of any such Trust Certificate (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by holders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its DTC Participants. See "--Definitive Certificates" below and "Description of Certificates--Global Certificates" in the Prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Beneficial Owner only at the direction of one or more DTC Participants to whose DTC account such Trust Certificates are credited. Additionally, DTC will take such actions with respect to specified voting rights under the Trust Certificates (the "Voting Rights") only at the direction and on behalf of DTC Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that DTC Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

      For certain information with respect to DTC and Year 2000 issues, see "Year 2000" herein.

DEFINITIVE CERTIFICATES

      Definitive Certificates will be issued to Beneficial Owners or their nominees respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to a class of Trust Certificates [(other than the Definitive Classes)] and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Trust Certificates [(other than the Definitive Classes of Trust Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Trust Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Trust Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Trust Agreement.

COLLECTIONS AND DISTRIBUTIONS

      Collections on the Underlying Securities and other Trust Assets that are received for a given period (each, a "Collection Period") pursuant to the collection procedures described herein and in the Prospectus will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

     (i) [to the Trustee, all unpaid fees and expenses owed thereto and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;]

     (ii) [to the providers of Credit Support ("Credit Support Providers"), any amount required to be paid or reimbursed to, or deposited with, any such person (collectively, "Credit Support Payments");]

     (iii) to the Certificateholders of each Class, first to the payment of Required Interest, second to the payment of Required Principal and third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other Class in accordance with the ranking specified herein under "--Allocation of Losses; Subordination";

     (iv) [to the Credit Support Providers, any Credit Support Payments;]

     (v) [to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause (i) above;]

     (vi) [to the Reserve Account until the balance therein equals the required amount]; and

     (vii) [all remaining amounts, if any, to the Depositor.]

      There can be no assurance that collections received from the Underlying Securities, any other Trust Assets and any applicable Credit Support relating to the Trust Certificates over a specified period will be sufficient, after payment of all Allowable Expense Amounts [and payments of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions on the Trust Certificates. [To the extent Available Funds are insufficient to make any such distributions due to any such Series or Class, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds exist to pay such shortfalls.]

For purposes hereof, the following terms have the following meanings:

     "Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$] [ ]and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.

     "Available Funds" for any Distribution Date means the sum of (a) all amounts actually received on or with respect to the Underlying Securities and any other Trust Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as such Distribution Date pursuant to the Credit Support described herein [and
(c) any additional amount that the [Depositor] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds].

     "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [DESCRIBE BASIS FOR VARIABLE FORMULA, SUCH AS THE APPLICABLE DATE OR OTHER FACTORS OR INDICES]].

     "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agencies as being consistent with the rating of such Trust Certificates. Generally, Eligible Investments must be limited to obligations or securities that mature no later than the business day prior to the next succeeding Distribution Date.

     "Required Interest" for the Trust Certificates or any Class thereof on any given Distribution Date means the accrued and undistributed interest on the outstanding Certificate Principal Balance [or Notional Amount] of such outstanding Certificates, computed at the applicable Trust Certificate Rate.

     "Required Premium" for the Trust Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

     "Required Principal" for the Trust Certificates or any Class thereof for any Distribution Date means the amount received on the Underlying Securities or other Trust Assets attributable to principal payments thereon during the related Collection Period, to the extent payable or allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time presents the maximum amount that the holder thereof is entitled to receive as distribution payable in respect of or allocated to principal from the cash flow on the Underlying Securities, any other Trust Assets and any Credit Support obtained for the benefit of such holder. The Certificate Principal Balance of any class of Trust Certificates [(other than the [ ] Class Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereto deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Trust Assets and (ii) Extraordinary Trust Expenses, as described herein. [The of the [ ] Class Certificates as of any date of determination is equal to [specify amount].] [Holders of the [ ] Class Certificates are not entitled to receive any distributions allocable to principal.]

      [Notwithstanding the priorities described above, holders of the [ ] Class Certificates and the [ ] Class Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Trust Assets, to be distributed [on a PRO RATA basis] in reduction of the Certificate Principal Balance of the [ ] Class Certificates and the [ ] Class Certificates, if any of the following conditions shall be satisfied: [DESCRIBE CONDITIONS, IF ANY BY WHICH A CERTAIN CLASS IS GIVEN 100% OF THE PRINCIPAL CASH FLOW OTHER THAN PURSUANT TO SUBORDINATION THAT IS IN EFFECT FROM THE CLOSING DATE].]

[ADVANCES]


     [Subject to the following limitations, the Trustee may, but will not be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds, or other available funds, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Administrative Fee (as defined herein) attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").


      Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advance is to maintain a regular cash flow, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Underlying Securities or other Trust Assets due to bankruptcy proceedings with respect to such Underlying Securities or other Trust Assets.

      All Advances will be reimbursable from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Underlying Security or Trust Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advance previously made in respect of any Underlying Security or Trust Asset that is deemed to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds allocable to any of the Underlying Securities or other Trust Assets prior to the distributions on the Certificates.]

ALLOCATION OF LOSSES; SUBORDINATION

      The subordination described herein provided by the [ ] Class Certificates [and the [ ] Class Certificates] is designed to protect holders of the remaining classes of Trust Certificates from certain losses and other shortfalls with respect to the Underlying Securities and other Trust Assets. As a result, losses and other shortfalls with respect to the Underlying Securities and other Trust Assets will be borne by the remaining classes of Trust Certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

     [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

     [An "Extraordinary Trust Expense" is an expense of the Trust is excess of the Allowable Expense Amount.]

EXCHANGE OF TRUST CERTIFICATES FOR UNDERLYING SECURITIES

      The Trust Certificates have been designated as an "Exchangeable Series." Accordingly, commencing on [ ], [ ], any holder of both Amortizing Class Certificates and Residual Class Certificates may, by delivery of a notice to the Trustee substantially in the form of the Notice of Exchange attached to a Trust Certificate (a "Notice of Exchange"), elect to exchange Trust Certificates of both Classes for a PRO RATA share of the Underlying Securities on any Distribution Date (an "Exchange Date"). Such Notice of Exchange must be received by the Trustee not less than 30 nor more than 45 days prior to the Exchange Date. In order to exercise such exchange right (the "Exchange Right"), the holder shall tender to the Trustee on the Exchange Date both (a) Amortizing Class Certificates evidencing the percentage specified in the Notice of Exchange (which shall not be less than 10%) of the aggregate Certificate Principal Balance of all Amortizing Class Certificates then outstanding and (b) Residual Class Certificates evidencing the same percentage of the aggregate Certificate Principal Balance of all Residual Class Certificates then outstanding as is represented by the Amortizing Class Certificates tendered by such holder.

      Upon tender of such Certificates, duly endorsed by the holder to the Trustee, the Trustee shall transfer to the holder (or its designee) a principal amount of the Underlying Securities comprising the same percentage of the Underlying Securities then held in the Trust as the percentage of the applicable Class of Certificates tendered by such holder on such Exchange Date, rounded down to the nearest authorized denomination of the Underlying Securities. Upon such exchange, the Trustee shall cancel the tendered Certificates, provided that if the amount of Underlying Securities delivered to the holder or its designee was rounded down in accordance with the preceding sentence, the Trustee shall issue to such holder new Certificates of the appropriate Class evidencing percentage interests of such Class (regardless of whether such interests would otherwise be authorized denominations) equal to the amount of such Class in excess of the amount accepted for such exchange.

      The delivery of a Notice of Exchange shall be irrevocable; provided, however, that if (i) the proceeds of an optional redemption, a shortened maturity redemption or an in-kind distribution of the Underlying Securities are to be distributed on the Exchange Date to which such Notice of Exchange relates or (ii) if prior to such Exchange Date, the Trustee gives notice to holders that the proceeds of an optional redemption, shortened maturity redemption or an in-kind distribution of the Underlying Securities are scheduled to be distributed on a date subsequent to such Exchange Date, such Notice of Exchange shall be automatically deemed cancelled and be of no further force and effect.

      Any holder tendering Trust Certificates in exchange for Underlying Securities on an Exchange Date shall be entitled to receive cash distributions otherwise payable on such Trust Certificates on such Exchange Date.

      Because initially and unless and until Definitive Certificates are issued each Trust Certificate will be represented by one or more global certificates registered in the name of DTC or its nominee, DTC or its nominee, as applicable, will be the Certificateholder of such Trust Certificate and therefore will be the only entity that can exercise an Exchange Right. In order to ensure that DTC or its nominee will timely exercise the Exchange Right with respect to a particular Trust Certificate, the Beneficial Owner of such Trust Certificate must instruct the broker or other direct or indirect DTC Participant through which it holds an interest in such Trust Certificate to notify DTC of its desire to exercise the Exchange Right. Different securities firms or banks have different cut-off times for accepting instructions from their customers and, accordingly, each Beneficial Owner should consult the broker or other direct or indirect DTC Participant through which it holds an interest in a Trust Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC or its nominee.

DISTRIBUTIONS ON PAYMENT DEFAULT OR ACCELERATION OF THE UNDERLYING SECURITIES

      If there is a payment default on the Underlying Securities or an acceleration of the Underlying Securities (see "Description of the Underlying Securities " herein), the Trustee will [sell the Underlying Securities and allocate the proceeds from the sale of the Underlying Securities between the [ ] Class Certificates and the [ ] Class Certificates in accordance with the Allocation Ratio][distribute the Underlying Securities between the [ ] Class Certificates and the [ ] Class Certificates in accordance with the Allocation Ratio (as defined below)][submit to a vote of the holders of the Trust Certificates to decide the appropriate remedy].

      As used herein, "Allocation Ratio" means [the ratio of the [ ] Class Allocation to the [ ] Class Allocation. The "[ ] Class Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date. The "[ ] Class Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date plus the sum of the present values (discounted as the rate of [ ]% per annum) of each of the principal amounts of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).] [SPECIFY OTHER ALLOCATION RATIO METHODOLOGY].

DISTRIBUTIONS ON REDEMPTION OR ADVANCEMENT OF MATURITY OF THE UNDERLYING SECURITIES

      If there is a redemption of the Underlying Securities upon the occurrence of a Tax Event [or] [SPECIFY OTHER EVENTS] (see "Description of the Underlying Securities " herein), the proceeds of such redemption will be allocated between the [ ] Class Certificates and the [ ] Class Certificates in accordance with the Allocation Ratio. [If there is an advance of maturity of the Underlying Securities upon the occurrence of a Tax Event (see "Description of the Underlying Securities" herein), the Underlying Securities will be sold and the proceeds from such sale will be allocated between the [ ] Class Certificates and the [ ] Class Certificates in accordance with the Allocation Ratio.]

DISTRIBUTIONS ON TERMINATION OF EXCHANGE ACT REPORTING

      If an Underlying Securities Issuer ceases to provide periodic reports and other information to the SEC as required by the Exchange Act, the Trustee will distribute the Underlying Securities of such Underlying Securities Issuer to the holders of the Trust Certificates in-kind as follows: [SPECIFY ALLOCATION METHOD]. After any such distribution, the Certificateholders would be the direct holders of the distributed Underlying Securities. CONSEQUENTLY, POTENTIAL
INVESTORS IN THE TRUST CERTIFICATES SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE UNDERLYING SECURITIES ISSUER[S] AND THE UNDERLYING SECURITIES AS ONE WOULD OBTAIN AND EVALUATE IF INVESTING DIRECTLY IN THE UNDERLYING

SECURITIES. See "Description of the Underlying Securities" above and "Annex A - Terms of the Underlying Securities" attached hereto.

[RESTRICTION ON TRANSFER OF THE [     ] CLASS CERTIFICATES]

      [Because the [ ] Class Certificates are subordinate to the [ ] Class Certificates and the [ ] Class Certificates to the extent set forth herein, the
[ ] Class Certificates may not be purchased by or transferred to persons investing assets of employee benefit plans or individual retirement accounts, except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations" herein.]

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The Trust Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Trust Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Trust Certificates. The Trust created under the Trust Agreement will consist of (i) the Underlying Securities [(exclusive of any interest retained by the Depositor which is not part of the Trust)], (ii) all payments on or collections in respect of the Underlying Securities due after the [Closing Date], together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any Class or Classes of Trust Certificates] [and (iv) the rights of the Depositor under the purchase agreement for the Underlying Securities between the Depositor and the seller of the Underlying Securities]. [In addition, the Certificateholders of the Trust Certificates may also have the benefit of certain Credit Support discussed above. See "Description of the Credit Support".] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Trust Certificates. The material terms of the Trust Agreement are summarized below and in the Prospectus. Such summaries do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

      The Chase Manhattan Bank, a New York banking corporation, will act as Trustee for the Trust Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is ( ) [ ]-[ ]. The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement.

ACTIONS BY TRUST CERTIFICATEHOLDERS

      No Trust Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Trust Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee such reasonable indemnity as it may require against the costs, liabilities or expenses to be incurred thereon or thereby, and (iv) the Trustee has for 30 days failed to institute such proceeding. "Required Percentage-Remedies" means [ ]% of the Voting Rights.

      There are no events of default under the Trust Agreement.

VOTING RIGHTS

      [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the [ ] Class Certificates and the
[ ] Class Certificates [in accordance with the Allocation Ration] [in proportion to the outstanding Certificate Principal Balances [or s] of their respective Certificates]. Within each Class of Trust Certificates, Voting Rights will be allocated among all holders of such Class in proportion to the then outstanding [Certificate Principal Balances] [s] of their respective Trust Certificates.

      [SPECIFY CONDITIONS, IF ANY, UNDER WHICH THE ALLOCATION OF VOTING RIGHTS MIGHT CHANGE FROM THE FOREGOING METHODOLOGY].

VOTING  OF  UNDERLYING   SECURITIES;   MODIFICATION  OF  UNDERLYING
SECURITIES AGREEMENTS

      The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the Clearing Agency and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Clearing Agency, the trustee for the Underlying Securities or an Underlying Securities Issuer for it consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Agreement or any other documents thereunder or relating thereto, or receives any other solicitation for any action with respect to Underlying Securities, the Trustee shall mail notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances [and Notional Amounts] of the Trust Certificates) as the Trust Certificates were actually voted or not by the Certificateholders thereof as of date determined by the Trustee prior to the date on which such consent or vote is required [after weighing the votes of the [ ] Class Certificateholders and the [ ] Class Certificateholders according to the Allocation Ratio]; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, except in the event of an event of default or early amortization event with respect to the Underlying Securities or an event which with the passage of time would become such an event of default or early amortization event and with the unanimous consent of all Outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, but only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Trust Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of directions requested by the Trustee from the Certificateholders.

      In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities pursuant to a plan for the refunding or refinancing of the Underlying Securities, or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless (i) the Trustee is directed by the affirmative vote of all of the Certificateholders to accept such offer and (ii) the Trustee has received the tax opinion described above.

      If an event of default under the Underlying Securities Agreement occurs and is continuing and if directed by all the holders of outstanding Trust Certificates, the Trustee shall vote the Underlying Securities in favor of directing, or taking such other action as may be appropriate to direct, the trustee for the Underlying Securities to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the holders of Trust Certificates may differ from each other and from the interests of the holders of any other securities issued by the Underlying Securities Issuer.

TERMINATION OF THE TRUST

     The  Trust  will  terminate  upon the  occurrence  of any of the  following
events:   [SPECIFY   TERMINATION   EVENTS].   See   "Description  of  the  Trust
Agreement--Termination" in the Prospectus.

      The Depositor will have the right to purchase all remaining Underlying Securities in the Trust and thereby effect early retirement of the Trust Certificates on any Distribution Date, [(a)] if the aggregate principal amount of the Underlying Securities at the time of any such purchase is not more than [specify percentage not greater than 10%] of the aggregate principal amount of the Underlying Securities as of the Closing Date [and (b) at the option of the Depositor at [SPECIFY WHEN AND ON WHAT TERMS ANY SUCH OPTION MAY BE EXERCISED]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the continued satisfaction by the Depositor and the Trust of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Depositor exercises any such option, the portion of the purchase price allocable to the Trust Certificates of each Class will be, to the extent of available funds, [100% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the [ ] Class Certificates [SPECIFY PERIOD] interest thereon at the Fixed Trust Certificate Rate or the then applicable Variable Trust Certificate Rate, as the case may be, plus, with respect to each Class of Trust Certificates, any previously accrued but unpaid interest thereon.] [SPECIFY ALTERNATIVE ALLOCATIONS METHOD IF DIFFERENT FROM ABOVE.]


                    LEGAL ASPECTS OF THE TRUST ASSETS


      [DESCRIBE ANY APPLICABLE LEGAL ASPECTS OF THE UNDERLYING SECURITIES OR OTHER TRUST ASSETS OR RELATING TO THE ENFORCEABILITY BY THE CERTIFICATEHOLDERS OF THE SECURITY INTEREST, IF ANY, SECURING SUCH UNDERLYING SECURITIES OR TRUST ASSETS.]

                                  THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware on May 30, 1995, as a wholly-owned, limited-purpose subsidiary of Prudential Securities Group, Inc. ("PSGI"). The Depositor will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding and transferring assets (including the Underlying Securities, other Trust Assets and Credit Support) in connection therewith or with the creation of the Trust and in activities related or incidental thereto. The Depositor is a separate legal entity the assets of which are not available to satisfy the claims of creditors of PSGI, Prudential Securities Incorporated or any other affiliate.

      The Depositor's only obligations with respect to the Trust Certificates will be, pursuant to certain representations and warranties concerning the Underlying Securities [and Credit Support], to assign and deliver the Underlying Securities [and Credit Support] and certain related documents to the Trustee. The Depositor has not guaranteed and is not otherwise obligated with respect to the Trust Certificates.


     The principal executive office of the Depositor is located at One New York Plaza, 14th Floor, New York, New York 10292-2014 (Telephone: (212) 809-6631). See "The Depositor" in the Prospectus.


                                    YEAR 2000

      Certain information technology ("IT") and non-IT systems (I.E., embedded technology such as microcontrollers) may utilize older computer programs that were written using two digits rather than four to define the applicable year. Consequently, such computer programs may recognize a date using "00" as the Year 1900 rather than the Year 2000. These computer programs may fail to operate properly in the Year 2000 and after if they are not modified or replaced to comply with Year 2000 requirements.

      Various Underlying Securities Issuers may not timely conduct or complete a Year 2000 assessment and there can be no assurance that any Term Assets Issuers will make any necessary modifications or replacements of their IT or non-IT systems in time, if at all. Failure to do so could result in a disruption of operations of various Underlying Securities Issuers, including, among other things, a temporary inability to process funds or engage in similar normal business practices. As a result, payments to Certificateholders may be interrupted or impaired.

      [SUMMARIZE YEAR 2000 DISCLOSURE FROM UNDERLYING SECURITIES  PROSPECTUS(ES)
CONCERNING   READINESS,   COSTS,   MATERIAL  RISKS  AND  CONTINGENCY  PLANS,  AS
APPLICABLE]

     [INCLUDE YEAR 2000 DISCLOSURE FROM THE TRUSTEE, AS APPROPRIATE]

      DTC. DTC has provided the following information regarding Year 2000 issues for inclusion in this Prospectus Supplement. None of the Depositor, the Underwriter[s] or the Trustee assumes any responsibility for the accuracy or completeness thereof:

     DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent on calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to timely payment of distributions
(including principal and income payments) to securityholders, book-entry deliveries, and settlements of trades within DTC ("DTC services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii)  determine the extent of their efforts for

Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                         FEDERAL INCOME TAX CONSEQUENCES

      Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel, has delivered an opinion that the Trust will be a grantor trust or a partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation). Although such treatment is not certain, the Trustee intends for tax reporting purposes to treat the Trust as a grantor trust and the balance of this discussion assumes that the Trust will be so classified. For a discussion of the consequences of recharacterization of the Trust as a partnership for federal income tax purposes, see "--Possible Recharacterization of the Trust as a Partnership" in "Federal Income Tax Consequences" in the Prospectus.

             [INSERT A DISCUSSION OF THE TAX CHARACTERIZATION OF THE
                     UNDERLYING SECURITIES AS APPROPRIATE]

      In general, each Trust Certificate will be treated as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Each Certificateholder will be subject to the original issue discount ("OID") rules of the Internal Revenue Code of 1986 (the "Code") and Treasury Regulations with respect to such Trust Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on its Trust Certificate as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on the Trust Certificate generally will be equal to the excess of all amounts payable on the Trust Certificate over the amount paid to acquire the Trust Certificate and the constant yield used in accruing OID generally will be the yield to maturity of the Trust Certificate as determined by such holder based on that holder's purchase price for the Trust Certificate. The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

      Payments made on a Trust Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its Trust Certificate generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to certain other specified persons and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

      See "Federal Income Tax Consequences"  in the Prospectus.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in
Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

      ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, I.E., "parties in interest" within the meaning of

ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Trust Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Securities Issuer, the Underwriter[s], the Trustee and their respective affiliates may be Parties in Interest with respect to any Plans.

      If an investment in Trust Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Securities Issuer and the holder of a Trust Certificate (as a result of the Underlying Securities being deemed to be plan assets), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under
Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity unless an exception applies under the Regulation. Thus, if a Plan acquires a Trust Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust unless such Trust Certificate is a "publicly-offered security" or another exception applies under the Regulation.

      [The Underwriter[s] expect[s] that the Trust Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation.] A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      [The Underwriter[s] will verify that there will be at least 100 separate purchasers (whom the Underwriter[s] ha[s][ve] no reason to believe are not independent of the Depositor or of one another) at the conclusion of the initial offering.] There is no assurance that the 100 independent investor requirement of the "public-offered security" exception will, in fact, be satisfied.

      NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN THE TRUST CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of [ ], [ ] (the "Underwriting Agreement"), the Depositor has agreed to sell and [Prudential Securities Incorporated (an affiliate of the Depositor)] (each of the Underwriters named below, including Prudential Securities Incorporated (an affiliate of the Depositor)] (the "Underwriter[s]")[,] has [severally] agreed to purchase the [Trust Certificates] [principal amount of each Class of Trust Certificates set forth below opposite its name].

                             [  ] CLASS    [  ] CLASS      [  ] CLASS
                            CERTIFICATES   CERTIFICATE     CERTIFICATES

      Prudential            $              $               $
      Securities
      Incorporated.....

      ----------------------

            Total......

      [Prudential Securities Incorporated has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Trust Certificates offered hereby if any of such Trust Certificates are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

      The Depositor has been advised by the Underwriter[s] that [it] [they] propose[s] to offer the Trust Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Trust Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Trust Certificates for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Trust Certificates may be deemed to be underwriters, and any profit on the resale of Trust Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

      [Prudential Securities Incorporated (the "Representative"), on behalf of the Underwriter[s], may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Trust Certificates offered hereby in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Trust Certificates offered hereby originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Trust Certificates offered hereby to be higher than it would otherwise be in the absence of such transactions.]

      Prudential Securities Incorporated is an affiliate of the Depositor, and the participation by Prudential Securities Incorporated is the offering of the Trust Certificates complies with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                 LEGAL OPINIONS

      The validity of the Trust Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by [Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Company ("Duff & Phelps")] of [ ], [ ], [ ] and [ ], respectively.

      The rating[s] address[es] the likelihood of the receipt by Trust Certificateholders of payments required under the Trust Agreement, and [is/are] based primarily on the credit quality of the Underlying Securities [and the Credit Support]. The rating[s] on the Trust Certificates do[es] not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of similar ratings on different securities.

      The Depositor has not requested a rating on the Trust Certificates by any rating agency other than the rating agencies listed above. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Trust Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Trust Certificates by the rating agencies listed above.

                                 INDEX OF TERMS

[ ] Class Allocation.........23
Advance......................21
Allocation Ratio.............23
Allowable Expense Amount.....20
Available Funds..............20
Base Trust Agreement.........14
Beneficial Owner.............18
Call Premium Percentage......20
Cede.........................18
Certificates.................14
Class........................18
Clearing Agency..............18
Closing Date.................14
Code.........................28
Collection Period............19
Concentrated Underlying
Securities...................34
Credit Support...............16
Credit Support Payments......19
Credit Support Providers.....19
Definitive Classes...........18
Depositor....................14
Distribution Date............18
DOL..........................29
DTC..........................18
DTC Participants.............18
DTC services.................27
Duff & Phelps................31
Eligible Investments.........20
ERISA........................28
Exchange Act.................14
Exchange Date................22
Exchange Right...............22
Extraordinary Trust Expense..22
Final Scheduled
Distribution Date............18
Fitch........................31
Industry.....................27
IRA..........................28
IT...........................27
Letter of Credit.............16
Letter of Credit Bank........16
Liquidation Proceeds.........21
Moody's......................31
Notice of Exchange...........22
OID..........................28
Parties in Interest..........29
Plan.........................28
plan assets..................29
Prospectus...................14
Prospectus Supplement........14
PSGI.........................26
PSSA...................1, 9, 14
publicly-offered security....29
rating agency................13
Regulation...................29
Representative...............30
Required Interest............20
Required Percentage-Remedies.25
Required Premium.............20
Required Principal...........20
Reserve Account..............16
S&P..........................31
SEC..........................14
Securities Act...............29
Series Supplement............14
Specified Currency...........18
Allocation of Losses.........19
Surety.......................17
Surety Bond..................17
Systems......................27
Trust........................14
Trust Agreement..............14
Trust Assets.................16
Trust Certificates...........14
Trustee......................14
Underlying Securities........14
Underlying
Securities Issuer[s].........14
Underlying Securities
Prospectus[es]...............14
Underwriter[s]...............29
Underwriting Agreement.......29
Voting Rights................19

                                     ANNEX A

                       TERMS OF THE UNDERLYING SECURITIES


     The Underlying Securities will consist of a pool of publicly issued [SPECIFY, AS APPLICABLE] [(1) debt securities or asset backed securities issued by one or more corporations, banking institutions, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States of America or any state, the District of Columbia or the Commonwealth of Puerto Rico, which are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC, or (for certain banking institutions) with the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision, as applicable, (2) fixed income debt securities issued by one or more foreign private issuers (as defined in Rule 405 under the Securities Act) and subject to the reporting requirements of the Exchange Act and file reports and other information with the SEC, (3) fixed income debt securities which represent obligations of the United States of America, any agency thereof for the payment of which the full faith and credit of the United States of America is pledged or a United States government sponsored enterprise created pursuant to federal law or (4) fixed income debt securities issued by a foreign government, political subdivision or agency or instrumentality thereof.]


           The composition of the pool of Underlying Securities and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of [ ], [ ], as derived from the relevant Underlying Securities Prospectuses, is set forth below:

                  COMPOSITION OF THE UNDERLYING SECURITIES POOL
                                 AS OF [ ], [ ]

Number of Underlying Securities:
Aggregate Principal Balance:
Average Principal Balance:
Largest Balance:
Weighted Average Interest Rate:
Weighted Average Original Term
to Maturity:
Weighted Average Remaining Term
to Maturity:
Longest Remaining Term to
Maturity:

                             DISTRIBUTION BY RATING

                OF THE UNDERLYING SECURITIES POOL AS OF [ ], [ ]

---------------------------------------------------------------------
     Rating            Number         Aggregate      Percentage of
                                      Principal        Aggregate
                                       Balance         Principal
                                                        Balance

---------------------------------------------------------------------

      Total

---------------------------------------------------------------------

                   DISTRIBUTION BY REMAINING TERM TO MATURITY
                OF THE UNDERLYING SECURITIES POOL AS OF [ ], [ ]

---------------------------------------------------------------------
 Remaining Term        Number         Aggregate      Percentage of
   to Maturity                        Principal        Aggregate
                                       Balance         Principal
                                                        Balance

---------------------------------------------------------------------
      Total

---------------------------------------------------------------------


                          DISTRIBUTION BY INTEREST RATE
                OF THE UNDERLYING SECURITIES POOL AS OF [ ], [ ]

---------------------------------------------------------------------
  Interest Rate        Number         Aggregate      Percentage of
                                      Principal        Aggregate
                                       Balance         Principal
                                                        Balance

---------------------------------------------------------------------

      Total

---------------------------------------------------------------------


      Certain information concerning each of the Underlying Securities that comprise more than ten percent of aggregate principal amount of the Underlying Securities pool ("Concentrated Underlying Securities"), as derived from the applicable Underlying Securities Prospectus[es], is set forth below:

[DUPLICATE THE FOLLOWING PRESENTATION FOR EACH CONCENTRATED UNDERLYING SECURITY]

                     [Name of Underlying Securities Issuer]
                        [Title of Underlying Securities]
                 Principal Amount Deposited into Trust: [$] [ ]

      Dated Date:              [   ],    [   ],
                               [   ],    [   ]

      Issue Date:              [   ]%

      Stated Interest Rate:    [   ]%
      Stated Maturity
      Date/Scheduled Final
      Distribution Date:       [   ],    [   ]

INTEREST PAYMENTS

      The Underlying Securities Prospectus states as follows:
[INSERT INTEREST PAYMENT SECTION FROM THE UNDERLYING SECURITIES
PROSPECTUS].

PRINCIPAL PAYMENTS

     The Underlying Securities Prospectus states as follows: [INSERT PRINCIPAL PAYMENT SECTION FROM THE UNDERLYING SECURITIES PROSPECTUS].

[REDEMPTION OR CONVERSION FEATURES]

     The Underlying Securities Prospectus states as follows: [INSERT REDEMPTION OR CONVERSION FEATURE SECTION FROM THE UNDERLYING SECURITIES PROSPECTUS].

[SECURITY FOR UNDERLYING SECURITIES]

     The Underlying Securities Prospectus states as follows: [INSERT SECURITY SECTION FROM THE UNDERLYING SECURITIES PROSPECTUS].

[ALLOCATION OF COLLECTIONS OR REVENUES]

     The Underlying Securities Prospectus states as follows: [INSERT ALLOCATION OF COLLECTIONS OR REVENUES SECTION FROM THE UNDERLYING SECURITIES PROSPECTUS].

[UNDERLYING SECURITIES EVENTS OF DEFAULT][EARLY AMORTIZATION
EVENTS]

     The Underlying Securities  Prospectus states as follows:  [INSERT EVENTS OF
DEFAULT/EARLY   AMORTIZATION  EVENTS  SECTION  FROM  THE  UNDERLYING  SECURITIES
PROSPECTUS].

                 RECEIPTS ON CORPORATE SECURITIES TRUST [ ]-[ ]

                                      $[ ]
                RECEIPTS ON CORPORATE SECURITIES, SERIES [ ]-[ ]

                           $[ ] [ ] CLASS CERTIFICATES

                          $[ ] [ ] CLASS CERTIFICATES

                             PROSPECTUS SUPPLEMENT
                                -----------------
                                 Underwriter[s]

                      [PRUDENTIAL SECURITIES INCORPORATED]

You should rely only on the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the trust certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the trust certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the trust certificates may be required to deliver a prospectus supplement and prospectus until [ ], [ ] (90 days after the date of this prospectus supplement).

PROSPECTUS

--------------------------------------------------------------------------------
                               TRUST CERTIFICATES

                              (ISSUABLE IN SERIES)

                  PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

                                    Depositor

--------------------------------------------------------------------------------
The trust certificates offered by this prospectus will be issued in series. Each series of trust certificates will represent beneficial interests in a separate trust established by Prudential Securities Structured Assets, Inc. ("PSSA").

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGES [ ] THROUGH [ ] OF THIS PROSPECTUS.

The trust certificates will represent interests in the trust created for that series of trust certificates only.

The trust certificates will not represent an obligation of PSSA or any of its affiliates.

The trust certificates will not represent a direct obligation of any of the issuers of the trust assets.

This prospectus may be used to offer and sell trust certificates only if it is accompanied by the prospectus supplement for such trust certificates. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGES [ ] THROUGH [ ] OF THIS PROSPECTUS.

The trust certificates will represent interests in the trust created for that series of trust certificates only.

The trust certificates will not represent an obligation of PSSA or any of its affiliates.

The trust certificates will not represent a direct obligation of any of the issuers of the trust assets.

This prospectus may be used to offer and sell trust certificates only if it is accompanied by the prospectus supplement for such trust certificates.

EACH TRUST WILL CONSIST OF:
    One or more debt securities or asset backed securities issued by:

    - Domestic corporations, banking institutions, insurance companies or special purpose asset backed securities issuers;

    -  Foreign, non-governmental issuers;

    -  The United States of America,
       certain federal agencies or
       government sponsored enterprises
       created under federal law; or

    -  Foreign governments, political
       subdivisions, agencies or
       instrumentalities.

    Any other assets described in the prospectus supplement

THE TRUST CERTIFICATES IN A SERIES:



     - May be divided into multiple classes of trust certificates and, if so, each class may:

     - Receive a different fixed or variable rate of interest;

     - Be subordinated to other classes of trust certificates in that series;

     - Represent interests in only certain assets of the trust;

     - Receive principal at different times; and

     - Have different forms of credit enhancement.




The trust certificates offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRUST CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [ ], [ ].

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                          AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the trust certificates in two separate documents that progressively provide more detail:

          -- This prospectus, which provides general information, some of which may not apply to your trust certificates, and

          -- The prospectus supplement, which describes specific terms of your trust certificates.



     We include cross-references in this prospectus and the prospectus supplement to captioned sections of these documents where you may find further related discussions. The following table of contents and the table of contents included in the prospectus supplement provide the pages on which these captioned sections are located.


     Certain terms in this prospectus have been capitalized to indicate that they have particular meanings. You can find a listing of the pages where these capitalized terms are defined at the end of this prospectus.


     You should rely only on the information provided in this prospectus and the prospectus supplement, including any information incorporated by reference. You may request information incorporated by reference from PSSA at (212) 809-6631 or at the following address: Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, New York 10292-2014. We have not authorized anyone to provide you with different information. We are not offering the trust certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or in the prospectus supplement as of any date other than the dates stated on their respective covers.

                         TABLE OF CONTENTS

                                                                  PAGE

RISK FACTORS......................................................5
PROSPECTUS SUPPLEMENT.............................................9
AVAILABLE INFORMATION............................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................10
REPORTS TO TRUST CERTIFICATEHOLDERS..............................11
THE DEPOSITOR....................................................11
USE OF PROCEEDS..................................................11
FORMATION OF THE TRUST...........................................12
MATURITY AND YIELD CONSIDERATIONS................................12
DESCRIPTION OF THE TRUST CERTIFICATES............................13

    General......................................................14
    Distributions................................................14
    Certificate Principal Balance and Notional Amount of
    the Trust Certificates.......................................15
    Interest on the Trust Certificates...........................15
    Optional Exchange............................................17
    Default and Remedies.........................................18
    Call Rights..................................................18
    Put Rights...................................................19
    Global Securities............................................19

DESCRIPTION OF THE TRUST ASSETS..................................21

    General......................................................21
    Principal Economic Terms of Underlying Securities............22
    Publicly Available Information...............................23
    Other Trust Assets...........................................23
    Credit Support...............................................24
    Collections..................................................26

DESCRIPTION OF THE TRUST AGREEMENT...............................26

    Assignment of Trust Assets...................................27
    Collection and Other Administrative Procedures...............27
    Retained Interest............................................28
    Trustee Compensation and Payment of Expenses.................28
    Limitations on Rights of Trust Certificateholders............28
    Modification and Waiver......................................29

      Replacement Trust Certificates.............................30
      Termination................................................30
      Duties of the Trustee......................................30
      The Trustee................................................30

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES...................31

CURRENCY RISKS...................................................31

FEDERAL INCOME TAX CONSEQUENCES..................................32

      Tax Status of the Trust....................................33
      Income of Certificateholders...............................34
      Possible Recharacterization of the Trust as a
           Partnership...........................................34
      Withholding Taxes..........................................35
      State and Other Tax Consequences...........................35

PLAN OF DISTRIBUTION.............................................35

LEGAL MATTERS....................................................37

INDEX OF DEFINED TERMS...........................................38

                                  RISK FACTORS

           You should consider the following material risk factors (and any other material risk factors identified in the applicable prospectus supplement) in deciding whether to purchase trust certificates.


--------------------------------------------------------------------------------
YOUR TRUST CERTIFICATES ARE SECURED BY THE TRUST ASSETS ONLY: Your trust certificates will represent an interest in the assets of the applicable trust only and will not represent an obligation of PSSA, the trustee, the underwriters, the issuer[s] of the trust assets or any of their affiliates. The assets of the trust will include certain securities (the underlying securities) and other assets described in the prospectus supplement for your trust certificates. See "Description of the Trust Assets" in this prospectus and "Description of the Underlying Securities" in the applicable prospectus supplement. Your trust certificates will not be insured or guaranteed by PSSA, the trustee, the underwriters or any of their affiliates. If the trust assets are insufficient to make payments on your trust certificates, you will experience a loss of some or all of your investment.


INVESTORS SHOULD EVALUATE ALL PUBLICLY AVAILABLE INFORMATION CONCERNING THE UNDERLYING SECURITIES ISSUERS BEFORE PURCHASING TRUST CERTIFICATES: In deciding whether to invest in or sell trust certificates, you should obtain and evaluate information concerning each issuer of the underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell trust certificates. See "Description of the Underlying Securities Publicly Available Information" in the applicable prospectus supplement.


Accordingly, to the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, your ability to make an informed decision to purchase or sell trust certificates could be impeded. PSSA, the trustee, the underwriters and their affiliates (1) assume no responsibility for the accuracy, completeness or continued availability of any such information by an underlying securities issuer (whether or not filed with the SEC), (2) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and (3) assume no responsibility for any information considered by any purchaser or potential purchaser of the trust certificates that is not expressly contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the trust certificates as an endorsement by the PSSA, the trustee, the underwriters or any of their affiliates of the financial condition or business prospects of any underlying securities issuer.

REMEDIES UNDER THE TRUST AGREEMENT ARE LIMITED; THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID LOSSES: The trust agreement authorizing the issuance of your trust certificates will govern the actions of the trustee on your behalf. The remedies available to the trustee are predetermined and limited. Therefore, by virtue of the trust, you will have less discretion over the exercise of remedies under the underlying securities than if you had invested directly in the underlying securities themselves.

Each trust will generally hold the related trust assets to the final scheduled distribution date for the trust certificates. Even if adverse financial or other events or conditions occur, the trust will not dispose of the underlying securities or other trust assets prior to the final scheduled distribution date, except in certain limited circumstances. The applicable prospectus supplement will describe the particular circumstances, if any, under which a trust asset may be disposed of prior to maturity.


SEVERAL FACTORS MAY AFFECT YOUR INVESTMENT YIELD AND MAY RESULT IN AN EARLY RETURN OF YOUR PRINCIPAL INVESTED: Numerous factors may affect the investment yield of your trust certificates. These factors include (1) whether you purchased your trust certificates at a discount or a premium, (2) how collections from the trust assets are allocated to the different classes of trust certificates within your series, (3) whether your trust certificates bear interest at a fixed or variable rate, if at all, (4) whether the timing of payments on your trust certificates is sensitive to the rate and timing of payments on the trust assets, (5) whether the underlying securities are subject to redemption prior to maturity or acceleration upon default, (6) the financial and operating condition of the underlying securities issuers, (7) whether your trust certificates are subject to any call right and (8) certain other terms of the trust assets. See "Yield and Maturity Considerations".


The applicable prospectus supplement for your trust certificates will set forth additional information regarding yield and maturity considerations applicable to your certificates and the trust assets, including the underlying securities. See "Yield on the Trust Certificates" in the applicable prospectus supplement.


TRUST CERTIFICATES DENOMINATED IN FOREIGN CURRENCY INVOLVE SPECIAL CURRENCY-RELATED RISKS: If your trust certificates are denominated and/or payable in a currency other than U.S. dollars (I.E., a foreign or composite currency), your investment entails significant currency-related risks. Such risks include the possibility of:


          -- Significant changes in exchange rates between the U.S. dollar and the foreign currency, and

          -- the imposition or modification of foreign exchange controls.

These risks generally depend on factors over which PSSA, the trustee, the underwriters and their affiliates have no control, such as economic, social and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile. Such volatility may be expected in the future. You should be aware, however, that past fluctuations in any particular exchange rate do not necessarily indicate fluctuations in the rate that may occur during the term of your trust certificates. If the currency in which your trust certificate is denominated and/or payable depreciates in value against the U.S. dollar, the effective yield of your trust certificate (on a dollar-equivalent basis) would decrease and you may experience a loss on your investment, which may be substantial.

Governments may from time to time impose exchange controls that could affect exchange rates and the availability of foreign currency. These exchange controls could possibly restrict or prohibit distributions of amounts due on your trust certificates. Even if there are no actual exchange controls in place, it is possible that sufficient amounts of foreign currency may not be available to make distributions of principal, interest or premium on your trust certificates. See "Currency Risks" in this prospectus.

THERE ARE SPECIAL RISKS ASSOCIATED WITH ANY INVESTMENT IN SECURITIES OF FOREIGN ISSUERS AND SECURITIES DENOMINATED AND/OR PAYABLE IN FOREIGN OR COMPOSITE CURRENCIES. YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN FINANCIAL, TAX AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES WHICH ARE ISSUED BY A FOREIGN GOVERNMENT OR COMPANY AND/OR DENOMINATED AND/OR PAYABLE IN A FOREIGN OR COMPOSITE CURRENCY. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT IF YOU ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN OR COMPOSITE CURRENCY TRANSACTIONS.

THE TRUST MAY INCLUDE DERIVATIVES WHICH MAY AFFECT THE VALUE OF YOUR INVESTMENT:
A trust may include various special financial instruments which are generically called "derivatives" because the value of the instrument is derived from an underlying security or other asset. These derivatives may include interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes).

Fluctuations in interest rates, currency, securities and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a trust.

You should also be aware that derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the parties to the applicable derivative agreements (or, in some instances, the guarantors of those parties). There can be no assurance that any of these parties will be able to perform their obligations. Failure of any party to make required payments under a derivative may result in a delay in, or failure to make, payments on the applicable trust certificates. In addition, you should be aware that derivatives may not be effective in hedging certain risks. Accordingly, even if all obligations under such derivatives were fully performed, you may experience a loss on your trust certificates.

The applicable prospectus supplement will describe the material terms and risks of any derivatives which are applicable to your trust certificates.

ISSUANCE OF THE TRUST CERTIFICATES AS GLOBAL SECURITIES MAY LIMIT YOUR ABILITY TO EXERCISE RIGHTS UNDER OR PLEDGE YOUR TRUST CERTIFICATES: If your trust certificates are issued as global securities and deposited with, or on behalf of, a securities depositary, you will not be recognized as a trust certificateholder under the applicable trust agreement.

In such event, you will only be able to exercise the rights of trust certificateholders indirectly through the securities depositary and its participants (E.G., banks and broker-dealers). As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary's system, or to otherwise to act with respect to such trust certificates, may be limited. See "Description of the Trust Certificates-Global Securities" in this prospectus and any further description contained in the applicable prospectus supplement.

THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT: The trust agreement that governs the terms of your trust certificates may be amended or otherwise modified without your consent upon compliance with certain conditions specified in the trust agreement. See "Description of the Trust Agreement - Modification and Waiver" in this prospectus. Any amendment or other modification of the applicable trust agreement could have a material adverse effect on your trust certificates.


NO RULINGS WILL BE OBTAINED FROM THE INTERNAL REVENUE SERVICE CONCERNING THE TRUST CERTIFICATES AND THE INTERNAL REVENUE SERVICE MAY DISAGREE WITH SPECIAL TAX COUNSEL. Orrick, Herrington & Sutcliffe, LLP, special tax counsel has delivered an opinion that the trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special tax counsel has not delivered (and unless otherwise indicated in the applicable prospectus supplement does not intend to deliver) any other opinions regarding the trust or your trust certificates.


You should be aware that no rulings have been, or will be, sought from the Internal Revenue Service, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with special tax counsel's opinions. If, contrary to special tax counsel's opinion, the trust is characterized or treated as a corporation for federal income tax purposes, among other consequences, the trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions on your trust certificates would be impaired. See "Federal Income Tax Consequences" in this prospectus and in the applicable prospectus supplement.




--------------------------------------------------------------------------------

     The prospectus supplement for your trust certificates will set forth information regarding additional material risk factors, if any.

     The Receipts on Corporate Securities or the Receipts on Government Securities (the "Trust Certificates") to be issued by separate trusts (each, a "Trust") established by Prudential Securities Structured Assets, Inc. (the
"Depositor") and offered by this prospectus (this "Prospectus") and by supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class").

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Trust Certificates to be offered hereby will set forth with respect to such Series:

     (a) the specific designation and Certificate Principal Balance and/or Notional Amount (each, as defined herein) of such Series;

     (b) the currency or currencies in which the principal, premium, if any, and any interest on such Series is distributable (the "Specified Currency");

     (c) the number of Classes and, with respect to each such Class, its designation and Certificate Principal Balance or Notional Amount and the minimum denominations of the Trust Certificates;

     (d) whether the Trust Certificates of such Series and each Class within such Series will be issued in bearer form ("Bearer Certificates") or registered form ("Registered Certificates");

     (e) a description of the assets deposited in the Trust for such Series (the "Trust Assets"), including the debt securities or asset backed securities (the "Underlying Securities"), derivative instruments, and letters of credit, surety bonds, reserve accounts or other credit support, if any (the "Credit Support"), deposited therein;

     (f) the identity of each issuer of the Underlying Securities (each, an "Underlying Securities Issuer") and each obligor with respect to any of the other Trust Assets;

     (g) the relative rights and priorities of each Series or Class;

     (h) the name of the trustee for such Series (the "Trustee") and the Administrative Agent (as defined herein), if any;

     (i) the interest rate (the "Trust Certificate Rate") for each Class or the applicable method of calculation thereof and the basis on which such Trust Certificate Rate is computed;

     (j) the date of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal for each Class within such Series;

     (k) the dates on which, or periods during which, such Series of Trust Certificates may be issued (each, an "Original Issue Date");

     (l)  the  final   scheduled   Distribution   Date  (the  "Final   Scheduled
Distribution Date"), if applicable, for each Class within such Series;

     (m) the remedies upon the occurrence of a payment default on the Underlying Securities;

     (n) the applicable Required Percentages and Voting Rights (each, as defined herein) with regard to certain actions by the Depositor or the Trustee with respect to the applicable Trust; and

     (o) any other material terms of the Trust Certificates (including terms relating to the rights of the Trust or any third party to redeem or purchase such Trust Certificates prior to the Final Scheduled Distribution Date).

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Trust Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. The Depositor, on behalf of the Trust, is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information concerning the Trust may be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the SEC's Public Reference Room is available by telephone at (800) 732-0330. Such reports and information concerning the Trust are also available at the SEC's public reference facilities located at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All  documents  filed by the  Depositor on behalf of the Trust  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Certificates shall be deemed to be incorporated by reference in this Prospectus. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, New York 10292-2014. Telephone requests for such copies should be directed to the Depositor at (212) 809-6631.

                       REPORTS TO TRUST CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or its successor, as securities depository for the Trust Certificates (the
"Depositary") and registered holders (the "Trust Certificateholders" or "Holders") of the Trust Certificates. If Definitive Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Trust Certificateholders in accordance with the Trust Agreement. See "Description of the Trust Certificates--Global Securities" and "Description of the Trust Agreement-Reports to Trust Certificateholders; Notices". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the SEC such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Trust Certificateholders.

     References herein to "U.S. dollars", "US$", "dollar" or "$" are to the lawful currency of the United States.

     For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page [ ].

                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on May 30, 1995, as a wholly-owned, limited-purpose direct subsidiary of Prudential Securities Group, Inc. ("PSGI"). The Depositor will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding and transferring assets (including the Underlying Securities, other Trust Assets and Credit Support) in connection therewith or with the creation of Trusts and in activities related or incidental thereto. The Depositor does not have, nor is it expected to have, any significant unencumbered assets. The Depositor is a separate legal entity the assets of which are not available to satisfy the claims of creditors of PSGI, Prudential Securities Incorporated or any other affiliate.

     The Depositor's only obligations with respect to the Trust Certificates of any Series will be, pursuant to certain representations and warranties concerning the Underlying Securities and the Credit Support, if any, for such Series, to assign the Underlying Securities, any such Credit Support and any related documents to the Trustee. The Depositor will not guarantee or otherwise be obligated with respect to the Trust Certificates.

     The principal executive office of the Depositor is located at One New York Plaza, 14th Floor, New York, New York 10292-2014 (Telephone: (212) 809-6631).

                                 USE OF PROCEEDS

     If the related Trust Assets are to be purchased by the Depositor, the net proceeds to be received from the sale of each Series of Trust Certificates (whether or not offered hereby) will be transferred to the Depositor for such purchase. In addition, the Depositor may use such net proceeds to arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, required deposits into any Reserve Account or the applicable Trust Certificate Account (as defined herein) for the benefit of the Trust Certificateholders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Trust Assets into one or more

Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).

                             FORMATION OF THE TRUST

     Each Series (or, if more than one Class exists, the Classes within such Series) of Trust Certificates will be issued pursuant to a base trust agreement and a supplement thereto (together, the "Trust Agreement") between the Depositor and the Trustee named in the applicable Prospectus Supplement; a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The Depositor will assign and deliver the Trust Assets for each Series of Trust Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Holders of such Series. See "Description of the Trust Agreement--Assignment of Trust Assets". The Trustee will administer the Trust Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee Fee"). Any administrative agent named in the applicable Prospectus Supplement (the "Administrative Agent") will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee (the "Administration Fee") for its services. The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Trust Assets to be recorded on the books and records of DTC or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Trust Assets.

     The Depositor's assignment of the Trust Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).


     The applicable Prospectus Supplement will set forth the jurisdiction in which the Trust was established and the property of each Trust, which may consist of (i) the Trust Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Trust Certificate Account; (iii) rights under the agreement or agreements pursuant to which the Depositor or the Trustee has acquired such Trust Assets; (iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of the Trust Assets--Credit Support" herein; and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.


                        MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. Provisions for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of Underlying Securities and the related Series (or Class within such Series) of Trust Certificates. A variety of tax, accounting, economic and other factors will influence whether the applicable Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of an Underlying Securities Issuer will remain outstanding until its stated maturity.

     In addition, the effective yield to holders of the Trust Certificates of any Series (and Class within such Series) may be affected by certain terms of the Trust Assets or the manner and priorities of allocations of collections with respect to such Trust Assets between Classes of a given Series.

     As  specified  in  the  applicable  Prospectus  Supplement,   each  of  the
Underlying Securities may be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Trust Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Trust Assets--Underlying Securities Indenture". If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Trust Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

     The extent to which the yield to maturity of such Trust Certificates may vary from the anticipated yield will depend on the rate and timing of payments on the Trust Assets, the degree to which the Trust Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Trust Assets.

     To the extent that the Trust Certificate Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates, the yield to maturity of any Series (or Class) of Trust Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Trust Certificates. With respect to any Series of Trust Certificates representing an interest in a pool of debt or other eligible securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Trust Certificate Rates, if any, applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Trust Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Trust Assets, including the applicable Underlying Securities.

                      DESCRIPTION OF THE TRUST CERTIFICATES

     The provisions of the Trust Agreement for a Series of Trust Certificates may vary depending upon the terms of both the Trust Certificates to be issued thereunder and the Trust Assets, as well as any Credit Support with respect to the Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Trust Certificates. The applicable Prospectus Supplement for a Series of Trust Certificates will describe any material provision of the Trust Agreement or the Trust Certificates that is not described herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Trust Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Trust Certificate" refers to all the Trust Certificates of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

     A copy of the supplement to the Trust Agreement relating to each Series of Trust Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the SEC following the issuance of such Series.

GENERAL

     The Series (or Classes within such Series) of Trust Certificates to be issued under a Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to such Trust Agreement. Each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of the Trust Assets--Collections" herein. Reference is made to the applicable Prospectus Supplement for a description of additional material terms of the Series of Trust Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered. See "Prospectus Supplement" herein.

     The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Trust Certificates will be described in this Prospectus and the applicable Prospectus Supplement. In addition, any special considerations with respect to the issuance of any Series or Class within such Series of Trust Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement.

     Transfers of beneficial ownership interests in any Global Security (as defined herein) will be effected in accordance with the normal procedures of DTC or any other specified Depositary. If Definitive Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Trust Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in The City of New York, subject to the limitations set forth in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Trust Certificates of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Record Date").

     Except as provided in the succeeding paragraph, distributions with respect to Trust Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Trust Certificate will be distributed only upon surrender of such Trust Certificate at the applicable location set forth above.

     Distributions on Trust Certificates will be made, except as provided below, by check mailed to the Trust Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Trust Certificateholder of $10,000,000 or more in aggregate principal amount of Trust Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 10 calendar days prior to the applicable Distribution Date.

     "Business Day" with respect to any Trust Certificate means any day (i) which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to close and (ii) is a "business day," as such term is used in the indenture, trust agreement, fiscal agency agreement or other authorizing document for the Underlying Securities (each, an "Underlying Securities Agreement").

CERTIFICATE  PRINCIPAL  BALANCE  AND  NOTIONAL  AMOUNT OF THE TRUST
CERTIFICATES

     Each Trust Certificate will have either a Certificate Principal Balance or a Notional Amount. The Certificate Principal Balance of a Trust Certificate, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Trust Assets and Credit Support and other assets included in the related Trust. The Notional Amount of a Trust Certificate represents the principal amount of the Trust Assets and Credit Support in the related Trust in respect of which such Trust Certificate is entitled to receive the payments of interest made on such principal amount, to the extent specified in the related Prospectus Supplement. The outstanding Certificate Principal Balance of a Trust Certificate will be reduced to the extent of distributions thereon in respect of principal on the underlying Trust Assets and Credit Support, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Trust Asset ("Realized Losses") allocated thereto. The outstanding Notional Amount of a Trust Certificate may also be subject to reduction, if and to the extent described in the applicable Prospectus Supplement. The initial aggregate Certificate Principal Balance and initial aggregate Notional Amount of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Trust Certificates will be made on a pro-rata basis among all the Trust Certificates of such Class. Trust Certificates with no Certificate Principal Balance will not receive distributions of principal.

INTEREST ON THE TRUST CERTIFICATES

     Each Class of Trust Certificates of a given Series may have a different Trust Certificate Rate, which may be a fixed rate or floating rate, as described below. In the case of Strip Trust Certificates with a nominal or no Certificate Principal Balance, such distributions of interest will be made as described in the applicable Prospectus Supplement.

     FIXED RATE TRUST CERTIFICATES. Each Series of Trust Certificates with a fixed Certificate Rate ("Fixed Rate Trust Certificates") will bear interest, on the outstanding Trust Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Trust Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Trust Certificate Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Interest on each Series or Class of Fixed Rate Trust Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Interest on Fixed Rate Trust Certificates will be computed on the basis specified in the applicable Prospectus Supplement.

     FLOATING RATE TRUST CERTIFICATES. Each Series of Trust Certificates with a variable Certificate Rate ("Floating Rate Trust Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined herein) for such Series at the initial Trust Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Trust Certificate Rate on such Series (the "Floating Trust Certificate Rate") for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread (as defined herein), if any, or multiplied by the Spread Multiplier (as defined herein), if any. The Base Rate for any Series of Trust Certificates will be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Trust Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Trust Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement will designate the Base Rate applicable to a Floating Rate Trust Certificate. Interest will be payable only from cash received by the Trustee from the Underlying Securities or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

     As specified in the applicable Prospectus Supplement, Floating Rate Trust Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Trust Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Trust Certificate Rate"). In addition to any Maximum Trust Certificate Rate that may be applicable to any Series of Floating Rate Trust Certificates, the Trust Certificate Rate applicable to any Series of Floating Rate Trust Certificates will in no event be higher than the maximum rate permitted by applicable New York and United States federal law.

     The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Trust Certificate Rates on each Series of Floating Rate Trust Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Trust Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Trust Certificates of a given Series.

     The Floating Trust Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement. If an Interest Reset Date for any Series of Floating Rate Trust Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Trust Certificate, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     Interest payable in respect of Floating Rate Trust Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Trust Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance Trust of such Trust Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Trust Certificates, Commercial Paper Rate Trust Certificates, Federal Funds Rate Trust Certificates, Prime Rate Trust Certificates and CD Rate Trust Certificates or by the actual number of days in the year, in the case of Treasury Rate Trust Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     All percentages resulting from any calculation of the Trust Certificate Rate on a Floating Rate Trust Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Trust Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series of Floating Rate Trust Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     The "Calculation Date", where applicable, pertaining to a Record Date will be the earlier of (i) the tenth calendar day after such Record Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Distribution Date.

     Upon the request of the holder of any Floating Rate Trust Certificate of a given Series, the Calculation Agent for such Series will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Trust Certificate.

OPTIONAL EXCHANGE


     The Trust Agreement for any given Series of Trust Certificates may provide that the Holder of any Trust Certificate of such Series (or Class within such Series) may exchange its Trust Certificate for a PRO RATA portion of the Trust Assets for such Series (an "Optional Exchange"). If the Trust Agreement does provide for an Optional Exchange right, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a Trust Certificateholder may exchange Trust Certificates of any Exchangeable Series for a PRO RATA portion of the Trust Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of Optional Exchange shall be exercisable only to the extent that (i) such Optional Exchange would not be inconsistent with continued satisfaction by the Trust and the Depositor of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and (ii) such Optional Exchange would not materially and adversely affect the characterization of the Trust for federal income tax purposes. Unless explicitly provided for in the Prospectus Supplement, an opinion of counsel addressing clauses (i) and (ii) will not be required to be delivered in connection with the exercise of the Optional Exchange. Such terms may include, but are not limited to, the following:


           (a) a requirement that the exchanging Trust Certificateholder tender to the Trustee Certificates of each Class within such Exchangeable Series;

           (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

           (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

           (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

           (e) limitations on the right of an exchanging Trust Certificateholder to receive any benefit upon exchange from any Credit Support or other assets (other than the Underlying Securities) deposited in the applicable Trust; and

           (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Assets, as described in the applicable Prospectus Supplement, the applicable Trust Certificateholder will be entitled to receive a distribution of a PRO RATA share of the Trust Assets related to the Exchangeable Series of the Trust Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Trust Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Trust Certificateholder, such PRO RATA share of the Trust Assets, in which event the Trust Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

DEFAULT AND REMEDIES

     If there is a payment default on or acceleration of the Underlying Securities, then the Trustee of the relevant Trust will exercise one of the following remedies: (i) sell all of such Underlying Securities and distribute the proceeds from such sale to the Trust Certificateholders in accordance with the Allocation Ratio (as defined herein) (any such sale may result in a loss to the Trust Certificateholders of the relevant Series if the sale price is less than the purchase price for such Underlying Securities), (ii) distribute such Underlying Securities in kind to the Trust Certificateholders in accordance with the Allocation Ratio, or (iii) elect either (i) or (ii) based upon a majority of votes cast by the affected Trust Certificateholders. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, the Depositor and the Trust Certificateholders will have no discretion in this respect.

     The "Allocation Ratio" is the allocation between Classes of a given Series of the total expected cash flows from the Trust Assets of that Series. The Prospectus Supplement for any Series with more than one Class will set forth the Allocation Ratio for that Series. In addition to distributions as a result of default on or of the acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the Trust Certificateholders of different Classes of a given Series in accordance with their economic interests.

CALL RIGHTS

     Prudential Securities Incorporated or the Depositor or, if so specified in the relevant Prospectus Supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the Trust Certificates of a given Series or Class from the holders thereof prior to maturity (a "Call Right"). If one or more specified persons holds a Call Right, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

           (a) a requirement that the Certificate Principal Balance of each Trust Certificate being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

           (b) specified dates during which a Call Right may be exercised, which may include any and all times that the Trust Certificates remain outstanding; and

           (c) the price or prices at which a Call Right may be exercised, which may include fixed dollar amounts or be calculated as a percentage of the principal amount of the Trust Certificates outstanding (each, a "Call Price").

     After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Trust Agreement. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each Trust Certificateholder will be entitled to receive (in the case of a purchase of less than all of the Trust Certificates) payment of a PRO RATA share of the Call Price paid in connection with such exercise.

PUT RIGHTS


     Trust Certificates may be issued with Underlying Securities that permit the holder thereof to require the Underlying Securities Issuer to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the Trustee for such Series of Trust Certificates will be required to exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such Series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the Trust Certificates of the Callable Series will be repurchased as described above under in "Description of the Trust Certificates--Call Right". The Depositor will not issue a Series of Trust Certificates with Puttable Underlying Securities if it would either (i) cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) materially and adversely affect the characterization of the applicable Trust for federal income tax purposes.


GLOBAL SECURITIES

     Unless issued in definitive or bearer form as specified in the applicable Prospectus Supplement, all Trust Certificates of a given Series will, upon issuance, be represented by one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Trust Certificates represented thereby (each, a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("Participants") in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's Participants include securities brokers and dealers (including Prudential Securities Incorporated), banks (including The Chase Manhattan Bank), trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary for such
Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Trust Certificates represented by such Global Security to the accounts of its Participants. The accounts to be accredited shall be designated by the underwriters of such Trust Certificates, or, if such Trust Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons or entities that may hold beneficial interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons or entities that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Prospective investors in the Trust Certificates are advised to consult their own legal advisors concerning the applicability of any such restrictions. Such requirements and similar laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Trust Certificateholder of the individual Trust Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Trust Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Trust Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Certificates and will not be considered the Trust Certificateholders thereof under the Trust Agreement governing such Trust Certificates. Because the Depositary can only act on behalf of its Participants, the ability of a holder of any Trust Certificate to pledge that Trust Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Trust Certificate, may be limited due to the lack of a physical certificate for such Trust Certificate.

     Distributions of principal of (and premium, if any) and any interest on individual Trust Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Trust Certificateholder of such Global Security. None of the Depositor, the Trustee for such Trust Certificates, any Paying Agent or the Trust Certificate Registrar for such Trust Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Depositor expects that the Depositary for Trust Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Trust Certificates, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global

Security as shown on the records of such Depositary. The Depositary also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be registered in "street name" and will be the responsibility of such Participants.

     If the Depositary for Trust Certificates of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Trust Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Trust Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or Securities representing such Trust Certificates. Further, if the Depositor so specifies with respect to the Trust Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Trust Certificates of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name.

     The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Trust Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     Each Trust Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Trust Certificates in one or more of the following categories of Underlying Securities:

           (i) a publicly issued debt security or asset backed security or pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain banking institutions) with the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision, as applicable.

           (ii) a publicly issued direct obligation or pool of publicly issued direct obligations of one or more foreign private issuers (as such term is defined in Rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which in accordance therewith files reports and other information with the SEC.

           (iii) a publicly issued obligation or pool of publicly issued obligations issued or guaranteed by (i) the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged or (ii) a U.S. government sponsored enterprise created pursuant to federal statute (a "GSE"). As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust:
Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), Resolution Funding Corporation ("REFCORP"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligation of the twelve Federal Home Loan Banks), Tennessee Valley Authority ("TVA") and Federal Farm Credit Banks ("FFCB"). A Trust may also include securities guaranteed by the United States Agency for International Development ("AID") and government trust certificates ("GTC"). A GTC consists of certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes )(the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government or agencies thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes. Debt securities of such GSEs may be exempted from registration under the Securities Act by Section 3(a)(2) of the Securities Act (or deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any such GSE will be included in a Trust only to the extent (A) its obligations are supported by the full faith and credit of the federal government or (B) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (any such GSE, a "GSE Issuer").

     (iv) a publicly issued obligation or pool of publicly issued obligations issued or guaranteed by a foreign government, political subdivision or agencies or instrumentalities thereof (a "Foreign Government Issuer" or "Foreign Government Guarantor," as applicable). Any such publicly issued foreign
government  debt  securities  may  include  both  registered  and   unregistered
offerings. To the extent any such Underlying Security is unregistered, the applicable Prospectus Supplement will describe the applicable exemption from the registration requirements of the Securities Act. Any such Underlying Securities that constitute Concentrated Underlying Securities (as defined herein) will represent an obligation issued or guaranteed by a foreign government, one of its political subdivisions or an agency or instrumentality of which has offered debt securities in the United States pursuant to a registration statement filed with the SEC containing information required by Schedule B of the Securities Act ("Schedule B"), which qualifies as a "seasoned" issuer under federal securities law practice (which requires that the issuer qualifies to register securities on Form F-3 and that its securities are of sufficient volume to be followed by market analysts) and which issuer or guarantor the Depositor reasonably believes (based on publicly available information) is eligible to use Schedule B as of the time of offering of the applicable Trust Certificates hereunder.


     The term "Concentrated Underlying Securities" refers to any Underlying Security, or group of Underlying Securities with a common obligor, which constitutes more than ten percent of the aggregate principal amount of the Underlying Securities for any Series of Trust Certificates as of the date of the applicable Prospectus Supplement.

     With respect to any Concentrated Underlying Securities, the applicable Prospectus Supplement will set forth (i) information regarding the public availability of information concerning the applicable Underlying Securities
Issuer(s),   and  (ii)  the  material  terms  of  the  Concentrated   Underlying
Securities, in each case as derived from (a) the offering documents (the "Underlying Securities Prospectuses") utilized by such Underlying Securities Issuer(s) in connection with the initial offering of such Underlying Securities and (b) other publicly available information.


     The following is a general description of the Trust Assets which the Depositor is permitted to include in a Trust and does not purport to be a complete description of any such Trust Asset. This description is qualified in its entirety by reference to the applicable Prospectus Supplement.


PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

     The applicable Prospectus Supplement will disclose the name of each Underlying Securities Issuer with respect to the applicable Series of Trust Certificates. In addition, reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Securities: (i) the title and series of such

Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such Underlying Securities are senior or subordinated to any other obligations of the Underlying Securities Issuer; (iii) whether any of the Underlying Securities are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such Underlying Securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Underlying Securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Underlying Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Underlying Securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Underlying Securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

     With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Underlying Securities pool, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, the applicable Prospectus Supplement will describe, with respect to each Underlying Securities Issuer of Concentrated Underlying Securities, the existence and type of certain information that is made publicly available by such Underlying Securities Issuer regarding the Underlying Securities and will disclose where and how prospective purchasers of the Trust Certificates may obtain such publicly available information with respect to each such Underlying Securities Issuer. Such information will typically consist of such Underlying Securities Issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable Prospectus Supplement, or from the office of such Underlying Securities Issuer identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Underlying Securities Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement.

OTHER TRUST ASSETS

     In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Trust Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of (to the extent described in the related Prospectus Supplement), certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Underlying Securities, the "Trust Assets"). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

     The Trust Assets for a given Series of Trust Certificates and the related Trust will not constitute Trust Assets for any other Series of Trust Certificates. The Trust Certificates of each Class of a given Series will generally possess an equal and ratable interest in the related Trust Assets. However, the applicable Prospectus Supplement may specify that certain assets constituting a part of the Trust Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Trust Certificates, the Trust for any Series of Trust Certificates may include, or the Trust Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support. Credit Support directly benefits the relevant Trust and thereby benefits Trust Certificateholders. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or Classes of Trust Certificates contains, or the Trust Certificateholders of such Trust Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element. In addition, the applicable Prospectus Supplement will include (or incorporate by reference, as applicable) audited financial statements for any obligor providing Credit Support for 20% or more of the cash flow of the relevant Series and summarized financial information for any obligor providing Credit Support for between 10 and 20% of the cash flow of such Series.

     SUBORDINATION. As discussed below under "--Collections", the rights of the Trust Certificateholders of any given Class within a Series of Trust Certificates to receive collections from the Trust for such Series and any Credit Support may be subordinated to the rights of the Trust Certificateholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional Credit Support to those Trust Certificateholders of those other Classes. For example, if losses are realized during a given period on the Trust Assets relating to a Series of Trust Certificates such that the collections received thereon are insufficient to make all distributions on the Trust Certificates of such Series, those Realized Losses would be allocated to the Trust Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Trust Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a Reserve Account.

     If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Trust Certificates may include, in addition to subordination, other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Trust Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Trust Certificates of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Trust Certificateholders may be required to be paid prior to any distributions that must be made to Trust Certificateholders.

     LETTER OF CREDIT; SURETY BOND. The Trust Certificateholders of any Series (or Class or group of Classes of Trust Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee, the Depositor or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, provision has otherwise been made for the payment of such fees or premiums. The Trustee, the Depositor or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

     If so provided in the applicable Prospectus Supplement, if the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the Prospectus Supplement, the Trustee, the Depositor or such other person specified in the Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the Credit Support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

     RESERVE ACCOUNTS. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Trust Assets for a given Series of Trust Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Trust Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

     OTHER CREDIT SUPPORT. If so provided in the related Prospectus Supplement, the Trust may include, or the Trust Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate, currency, securities, commodity or credit swaps, caps, floors, collars or options. The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee, the Administrative Agent, if any, or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Trust Certificateholders of each Series of Trust Certificates, to administer the related Trust Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Trust Certificate
Account"). An Administrative Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Trust Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Trust Certificates and the particular requirements relating to the segregation and investment of collections received on the Trust Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Trust Assets and any Credit Support obtained for the benefit of Trust Certificateholders for a particular Series or Class of Trust Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Trust Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Trust Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Trust Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the Allocation Ratio in respect of each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the Allocation Ratio assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

     The  following   summaries  describe  material   provisions  of  the  Trust
Agreement. The applicable Prospectus Supplement for a Series of Trust Certificates will describe any material provision of the Trust Agreement that is not described herein. The following summaries do not purport to be complete, and such summaries are qualified in their entirety by reference to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Trust Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. For information on how to obtain a copy of the Trust Agreement, see "Available Information" herein.

ASSIGNMENT OF TRUST ASSETS

     At the time any Series of Trust Certificates is issued, the Depositor will cause the Underlying Securities and the Trust Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Trust Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Trust Certificates to the Depositor in exchange for the Underlying Securities and other Trust Assets, if any. Each Trust Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Trust Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

     In addition, the Depositor will, with respect to each Trust Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Trust Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Trust Certificateholders.

     The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Trust Certificateholders, the Depositor will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     GENERAL. With respect to any Series of Trust Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Trust Certificates and will deposit in such accounts all amounts received by it in respect of the Trust Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more Eligible Investments (as defined in the Trust Agreement) bearing interest or sold at a discount. Any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Trust Certificateholders (and, if applicable, the holder of the Retained Interest) in accordance with the Allocation Ratio. Further, the Trustee or such other person specified in the Prospectus Supplement will make reasonable efforts to collect all scheduled payments under the Trust Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

     REALIZATION UPON DEFAULTED TRUST ASSETS. The Trustee will present claims under each applicable Credit Support instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Trust Assets. As set forth above, all collections by or on behalf of the Trustee under any Credit Support instrument are to be deposited in the Trust Certificate Account for the related Trust, subject to withdrawal as described above.

     The Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Trust Asset; provided that, the Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in taking any such action. If the proceeds of any liquidation of the defaulted Trust Asset are less than the sum of (i) the outstanding principal balance of the defaulted Trust Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. To the extent provided in the applicable Prospectus Supplement, the Trustee will be entitled to withdraw or cause to be withdrawn from the related Trust Certificate Account out of the net proceeds recovered on any defaulted Trust Asset, prior to the distribution of such proceeds to Trust Certificateholders, amounts representing its normal administrative compensation on the Trust Asset, unreimbursed administrative expenses incurred with respect to the Trust Asset and any unreimbursed advances of delinquent payments made with respect to the Trust Asset.

RETAINED INTEREST

     The Prospectus Supplement for a Series of Trust Certificates will specify whether there will be any Retained Interest in the Trust Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in a Trust Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Trust Assets as received and, in general, will not be deposited in the applicable Trust Certificate Account or become a part of the related Trust. After the Trustee deducts all applicable fees (as provided for in the Trust Agreement) from any partial recovery on an Underlying Security, the Trustee will allocate any such partial recovery between the holder of the Retained Interest (if any) and the Trust Certificateholders of the applicable Series.

TRUSTEE COMPENSATION AND PAYMENT OF EXPENSES

     The Trustee will be entitled to receive from the Depositor or an affiliate of the Depositor as compensation for the Trustee's services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Depositor, and will be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor will agree to indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of the trust and the performance of its duties thereunder; the disclosure by the Depositor with respect to the Underlying Securities except where such information is based on erroneous information from the Trustee; any registration statement of the Certificates of any Series under the Securities Act; registration of the arrangement created by the Trust Agreement under the Investment Company Act; any failure by the Depositor to file Exchange Reports on behalf of the Trust as may be required; and any defect in the rights of the Trust to the Underlying Securities arising under a breach of warranty by the Depositor made pursuant to the Trust Agreement.

LIMITATIONS ON RIGHTS OF TRUST CERTIFICATEHOLDERS

     No Trust Certificateholder of a given Series will have the right under the Trust Agreement to institute any proceeding with respect thereto unless (i) such Trust Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee, (iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee for 30 days has failed to institute any such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by Trust Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation into the facts of matters arising under the Trust Agreement or stated in any document believed by it to be genuine, unless requested in writing to do so by Trust Certificateholders of the Required Percentage--Direction of Trustee (as defined in the Trust Agreement) or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Trust Certificates covered by the Trust Agreement, unless such Trust Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

MODIFICATION AND WAIVER

     The Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; (ii) to add or supplement any Credit Support for the benefit of any Certificateholders; (iii) to add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under the Trust Agreement; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than the party named presently as Trustee for a Series of Certificates, and to add to or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (viii) to provide for the issuance of new Certificates; so long as
(x) any such amendment described in (i) through (viii), but not (vi), will not, as evidenced by an Opinion of Counsel, cause the Trust (unless otherwise specified in a related Series Supplement) to fail to be characterized as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for federal income tax purposes and (y) the Trustee has received an Officer's Certificate from the Depositor that such amendment will not have a material adverse effect on any Class of Certificateholders.

     Without limiting the generality of the foregoing, with respect to any Series, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of each Class voting as a Class, of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or alter the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then

Outstanding; and provided further that the Depositor shall furnish to the Trustee an Opinion of Counsel (unless otherwise indicated in a related Series Supplement) stating that, in the opinion of such counsel, any such amendment would not cause the Trust to fail to be characterized as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for federal income tax purposes.

REPLACEMENT TRUST CERTIFICATES

     If a mutilated Trust Certificate is surrendered at the corporate trust office or agency of the Trustee or the Depositor and the Trustee receive satisfactory evidence that such Trust Certificate has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any paying agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Trust Certificate was acquired by a BONA FIDE purchaser. Mutilated Trust Certificates must be surrendered before new Trust Certificates will be issued.

TERMINATION

     The respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series) will terminate (subject to surviving rights of indemnity) upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to the Trust Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of the Depositor, as provided in the Series Supplement for such Series, of all remaining Underlying Securities for such Series in the Trust for such Series on any Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Underlying Securities at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Underlying Securities deposited in such Trust as of the applicable Cut-off Date and (ii) the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Security Issuer) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Underlying Security; provided, however, that in no event shall the trust continue to exist if its continued existence would result in a violation of any applicable common-law or statutory Rule Against Perpetuities.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the recitals contained therein, the Trust Certificates of any Series or any Trust Asset or related document and is not accountable for the use or application by the Depositor of any of the Trust Certificates or the Trust Assets, or the proceeds thereof. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

THE TRUSTEE

     The Trustee for any given Series of Trust Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

     In compliance with United States federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue date of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1650(j) and 1287(a) of the Internal Revenue Code". The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

     As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Trust Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global
Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

     An investment in a Trust Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Trust Certificate. Depreciation of the Specified Currency for a Trust Certificate against the U.S. dollar would decrease the effective yield of such Trust Certificate below its Trust Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Trust Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Trust Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Trust Certificates distributable in another Specified Currency may be issued at any time, based upon investor demand for Trust Certificates denominated in such currencies. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Trust Certificate, the currency in which amounts then due to be distributed in respect of such Trust Certificate would not be available.

     IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN TRUST CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH TRUST CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN OR COMPOSITE CURRENCY TRANSACTIONS.

     Any Prospectus Supplement relating to Trust Certificates having a Specified Currency other than U.S. dollars will contain historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency. Such Prospectus Supplement will also discuss risk factors relating to any such Specified Currency.

                         FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material United States federal income tax consequences of the ownership of the Trust Certificates as of the date hereof. (Certain minor and incidental consequences are discussed as well.) It is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel ("Special Tax Counsel"), which has delivered an opinion to the Depositor that the discussion below, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects.


     Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Trust Certificates. Prospective investors should be aware that no rulings have been, or will be, sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax purposes, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel's opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

     This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Trust Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

     Except with respect to certain withholding tax matters discussed below under "Withholding Taxes", the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code. References herein to a holder or Certificateholder are references to the beneficial owner of a Certificate.

     For the purposes of this discussion, the Depositor and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for federal income tax purposes. The Prospectus Supplement may contain additional information about the federal income tax characterization of the Underlying Securities.

TAX STATUS OF THE TRUST

     The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of Trust Certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the Prospectus Supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under "Possible Recharacterization of the Trust as a Partnership" below, the balance of this discussion assumes that the Trust will be so classified. (The Trust Agreement prohibits the Trust from electing to be taxed as a corporation.)

      Each  Certificateholder  will be treated, for federal income tax purposes,
(i) as if it had purchased its PRO RATA interest of the Trust's underlying assets and (ii) as if it were the obligor on its PRO RATA portion of the Trust's obligations. Thus, for example, if the Trust Certificates are subject to early redemption on account of the Trust being the obligor under any call options ("Call Warrants"), each Certificateholder will be treated as if it had sold Call Warrants with respect to the Underlying Securities in an amount representing its PRO RATA interest in the Trust. Further, if the income of the Trust is used
(directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor's circumstances, but would include, in the case of an individual (or entity treated as an individual) Section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

      The Trust has identified the Underlying Securities and any Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation ss. 1.1275-6. Among other consequences of such identification is the treatment generally of each Trust Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Similar treatment will also generally apply to Trust Certificates representing "stripped coupons" and/or "stripped bonds," which generally will be the case when Trust Certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Underlying Securities. It is also possible that each Trust Certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the Trust Certificates would be taxed like conventional debt instruments and the discussion under "Income of Certificateholders" would not apply. If a Series of Trust Certificates has more than one Class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the Classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

INCOME OF CERTIFICATEHOLDERS

     ORIGINAL ISSUE DISCOUNT. Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Trust Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Trust Certificates as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on a Trust Certificate generally will be equal to the excess of all amounts payable on the Trust Certificate over the amount paid to acquire the Trust Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Trust Certificate as determined by each holder based on that holder's purchase price for the Trust Certificate. It is unclear whether the holder of a Trust Certificate should, in calculating OID, assume that the Underlying Securities will, or will not, be called pursuant to any Call Warrant. It is unclear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

     The Trustee intends for information reporting purposes to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Trust Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisors regarding the proper calculation of OID.

     The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

     PURCHASE AND SALE OF A TRUST CERTIFICATE. A Certificateholder's tax basis in a Trust Certificate generally will equal the cost of the Trust Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Trust Certificates. If a Trust Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Trust Certificates.

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder's purchase of Trust Certificate, each such holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

     If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder's circumstances, including any difference between the holder's basis in its Trust Certificates and the Trust's basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. A holder's share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the Certificate to the holder based on the Certificateholder's purchase price and the yield on the Underlying Securities determined at the Trust level.

WITHHOLDING TAXES

      Payments made on a Trust Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, the Depositor, the holder of any other class of Trust Certificates (if such Series provides for multiple classes of Trust Certificates), the holder of any Call Warrant or the counterparty on any notional principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Trust Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisors with respect to such matters.

                              PLAN OF DISTRIBUTION

     Trust Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Trust Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Trust Certificates may be listed, any restrictions on the sale and delivery of Trust Certificates in bearer form and the place and time of delivery of the Trust Certificates to be offered thereby.

     If underwriters are used in the sale, Trust Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Trust Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Prudential Securities Incorporated, an affiliate of the Depositor. The obligations of the underwriters to purchase such Trust Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Trust Certificates if any of such Trust Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Trust Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Trust Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Trust Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Trust Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Trust Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

     Prudential Securities Incorporated is an affiliate of the Depositor and is a wholly owned subsidiary of Prudential Securities Group Inc., the parent corporation of the Depositor. The participation of Prudential Securities Incorporated in the offer and sale of Trust Certificates complies with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Trust Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

           Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Trust Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Trust Certificates. A Prospectus Supplement will be prepared with respect to the Trust Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Trust Certificates.

                                  LEGAL MATTERS

           The validity of the Trust Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS


Administration Fee...........11
Administrative Agent.........11
AID..........................21
Allocation Ratio.............18
Base Rate....................15
Bearer Certificates...........8
Business Day.................14
Calculation Agent............15
Calculation Date.............16
Call Price...................18
Call Right...................18
Call Warrants................33
Callable Series..............18
Cede.........................10
CEDEL........................31
Class.........................8
Clearing Agency..............19
clearing corporation.........19
Code.........................32
Credit Support................8
Cut-off Date.................26
Definitive Certificate.......19
Depositary...................10
Depositor.....................8
Distribution Date.............8
dollar.......................10
DTC..........................10
Euroclear....................31
Exchange Act..................9
Exchangeable Series..........16
Fannie Mae...................21
FFCB.........................21
FHLB.........................21
Final Scheduled Distribution
Date..........................9
Fixed Rate Trust
Certificates.................14
Floating Rate Trust
Certificates.................15
Floating Trust Certificate
Rate.........................15
Foreign Government Guarantor.21
Foreign Government Issuer....21
Freddie Mac..................21
Global Security..............19
GSE..........................21
GSE Issuer...................21
Holders......................10
Interest Reset Date..........16
Interest Reset Period........16
IRS..........................32
Letter of Credit.............24
Letter of Credit Bank........24
Maximum Trust Certificate
Rate.........................15
Minimum Trust Certificate
Rate.........................15
OID..........................34

Optional Exchange............16
Optional Exchange Date.......17
Original Issue Date...........8
Participants.................19
Prospectus....................8
Prospectus Supplement.........8
PSGI.........................10
PSSA..........................1
Put Date.....................18
Put Option...................18
Puttable Underlying
Securities...................18
Realized Losses..............14
Record Date..................13
REFCORP......................21
Registered Certificates.......8
Registration Statement........9
Reserve Account..............25
Retained Interest............11
Sallie Mae...................21
Schedule B...................21
SEC...........................9
Securities Act................9
Series........................8
Special Tax Counsel..........32
Specified Currency............8
Spread.......................15
Spread Multiplier............15
Surety.......................24
Surety Bond..................24
Trust.........................8
Trust Agreement..............11
Trust Assets..............8, 23
Trust Certificate............13
Trust Certificate Account....25
Trust Certificate Rate........8
Trust Certificateholders.....10
Trust Certificates............8
Trustee.......................8
Trustee Fee..................11
TVA..........................21
U.S. dollars.................10
U.S. Person..................31
Underlying Securities.........8
Underlying Securities
Agreement....................14
Underlying Securities
Currency.....................22
Underlying Securities
Interest Accrual Periods.....22
Underlying Securities Issuer..8
Underlying Securities
Payment Dates............... 22
Underlying Securities
Prospectuses.................22
Underlying Securities Rate...22
United States................31
US$..........................10

          [ALTERNATE COVER FOR MARKET MAKING PROSPECTUS SUPPLEMENT]

Prospectus Supplement
(To Prospectus dated [        ], [    ])

                                     [$][ ]
                RECEIPTS ON CORPORATE SECURITIES, SERIES [ ]-[ ]

                                    Issued By

                 RECEIPTS ON CORPORATE SECURITIES TRUST [ ]-[ ]

                                   Evidencing

    FRACTIONAL INTERESTS IN [[TITLE(S) OF UNDERLYING SECURITIES] DUE [ ],[ ]]

                     [POOL OF [SPECIFY TYPE OF SECURITIES]]

                 PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.,

                                    Depositor

                 PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.,

                                    Depositor

----------------------------------------------
The Trust will  [IDENTIFY       [IDENTIFY
issue:          CLASS OF TRUST  CLASS OF
                CERTIFICATES]   TRUST
                                CERTIFICATES]

-----------------------------------------------
Initial
certificate
principal
balance/
notional amount
-----------------------------------------------
Trust
certificate
rate
-----------------------------------------------
Distribution
dates
-----------------------------------------------
Final
scheduled
distribution date
-----------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGES S-[ ] THROUGH S-[ ] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGES [ ] THROUGH [ ] IN THE PROSPECTUS.

The trust certificates represent interests in the trust only and do not represent an obligation of Prudential Structured Assets, Inc. ("PSSA") or any of its affiliates. The trust certificates do not represent a direct obligation of [the issuer[s] of the underlying securities] or any of [its] [their] affiliates. [The issuer[s] of the underlying securities [is] [are] not [an] affiliate[s] of the trust or PSSA and will not receive any proceeds from the sale of the trust certificates.]

This prospectus supplement may not be used to offer trust certificates unless it is accompanied by the related prospectus.

The trust certificates offered by this prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED THE TRUST CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus Supplement is to be used by the Underwriter in connection with offers and sales related to market making transactions in the Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to prevailing prices as the time of sale.

                      [PRUDENTIAL SECURITIES INCORPORATED]

               The date of this prospectus supplement is [ ], [ ].

                              PLAN OF DISTRIBUTION

      This Prospectus Supplement is to be used by Prudential Securities Incorporated (the "Underwriter") in connection with offers and sales related to market making transactions in the Trust Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to prevailing market prices at the time of sale.

                                     PART II

Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


           Registration Fee........................... $      278.00
           Printing and Engraving Expenses............     50,000.00
           Trustee's Fees.............................    300,000.00
           Legal Fees and Expenses....................    400,000.00
           Securities Exchange Listing Fees, Blue Sky      10,000.00
           Fees and Expenses..........................
           Accountants' Fees and Expenses.............     75,000.00
           Rating Agency Fees.........................    200,000.00
           Miscellaneous..............................     25,000.00
                                                       -------------

              Total................................... $1,060,278.00

Item 15....INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Depositor's Bylaws provide that the Depositor shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Depositor other than an action by or in the right of the Depositor (for which the Depositor may indemnify such persons under certain circumstances).

      Section 145 of the Delaware General Corporation Law (the "GCL") provides as follows:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise Provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k)..The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      The Amended and Restated Certificate of Incorporation also limits the personal liability of directors to the Depositor and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Amended and Restated Certificate of Incorporation of the Depositor provides as follows:

      "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the provisions of this Article Eleventh shall not eliminate or limit the liability of a director (a) for any breach of the Director's duty of loyalty to the Corporation and to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived any improper personal benefit. If the GCL is amended after the filing of this Amended and Restated Certificate of Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any elimination or limitation on the personal liability of a director existing at the time of such repeal or modification."

---------------------

Item 16....EXHIBITS

     1.1 Form of proposed Underwriting Agreement for Trust Certificates.*

     4.1 Form of Trust Agreement, with form of Trust Certificate attached thereto.*

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

     8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

     23.1 Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

    25.1 Statement of eligibility of Trustee (The Chase Manhattan Bank).*


_________________
     *Incorporated by reference from Registration Statement on Form S-3 (File No. 333-70233 filed on January 7, 1999.

 ---------------------

Item 17.   UNDERTAKINGS
           ------------

           The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (e) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the provisions above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           (f) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

           (g) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of March, 1999.

                               PRUDENTIAL SECURITIES STRUCTURED
                               ASSETS, INC.

                               By:         *
                                    ------------------------

                                  Name:  Jeffrey J. Theodorou
                                  Title:  President

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

MARCH 22, 1999               By:           *
--------------------              ---------------------------
Date                              Name:  Howard Whitman
                                  Title:  Chairman of the Board
                                  and Director

MARCH 22, 1999               By:            *
--------------------              --------------------------
Date                              Name:  Jeffrey J. Theodorou
                                  Title:  President
                                  (Principal Executive Officer)

MARCH 22, 1999               By:             *
--------------------              ---------------------------
Date                              Name:  William J. Horan
                                  Title:  Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

MARCH 22, 1999               By:              *
--------------------              ---------------------------
Date                              Name: Elizabeth W. Castagna
                                  Title: Treasurer

MARCH 22, 1999               By:              *
--------------------              ---------------------------
Date                              Name:  Ruth Lavelle
                                  Title:  Director

*The undersigned, by signing his name hereto does hereby sign this Amendment
No. 1 on behalf of each of the persons indicated above pursuant to a power of attorney filed with Registration Statement on Form S-3 (File No. 333-70233) filed on January 7, 1999.

                             By:   /s/ Lawrence S. Motz
                                  ---------------------------
                                  Name:  Lawrence S. Motz
                                  Title: Attorney-in-Fact

                                  EXHIBIT INDEX

                             Description of Exhibit
  Exhibit
    No.

     1.1 Form of proposed Underwriting Agreement for Trust Certificates.*

     4.1 Form of Trust Agreement, with form of Trust Certificates attached thereto.*

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

     8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

     23.1 Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

     25.1 Statement of eligibility of Trustee (The Chase Manhattan Bank).*


_________________
     *Incorporated by reference from Registration Statement on Form S-3 (File No. 333-70233 filed on January 7, 1999.